AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



                            Dated as of May 4, 1999


                                  By and Among


                                  NUCO2 INC.,


              SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATTION

   the banks or other lending institutions signatory hereto from time to time

                                      and

              SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION,
                            as Agent for the Lenders

                                      and

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                                  as Arranger

                               TABLE OF CONTENTS

ARTICLE 1 .................................................. DEFINITIONS      1
     Definitions .............................................................1
     Calculations. Accounting Terms..........................................18
     Other Definitional Provisions...........................................19
     Captions................................................................19
ARTICLE II .....................................AMOUNT AND TERMS OF LOANS    19
     Revolving Loan Commitments and Revolving Notes..........................19
     Method of Borrowing Under the Commitments...............................21
     Swing Line Subcommitment................................................22
     Letter of Credit Subcommitment..........................................23
     Notice of Issuance of Letter of Credit; Agreement to Issue..............23
     Payment of Amounts drawn under Letter of Credit.........................24
     Payment by Lenders......................................................25
     Obligations Absolute....................................................25
     Indemnification; Nature of Agent's Duties...............................26
     Prepayment of Borrowings Under the Commitments..........................26
     Mandatory Prepayments...................................................26
     Voluntary Reduction of Commitments......................................27
     Allocation of Payments..................................................28
     Termination of Commitments..............................................28
     Use of Proceeds.........................................................28
     Fees....................................................................28
     Interest................................................................29
     Interest Periods........................................................29
     Extension of Commitments................................................30
     Increased Costs.........................................................31
     Capital Adequacy........................................................32
     Funding Losses..........................................................33
     Making of Payments......................................................33
     Default Rate of Interest................................................33
     Proration of Payments...................................................34
     Lenders' Obligations Several............................................34
     Calculation of Interest.................................................34
     Payments Free of Taxes..................................................34
     Interest Rate Not Ascertainable, etc....................................35
     Illegality..............................................................35
ARTICLE III.....................................CONDITIONS TO BORROWINGS     36
     Conditions Precedent to Initial Advances................................36
     Conditions Precedent to Each Advance and Letters of Credit..............39
ARTICLE IV.................................REPRESENTATIONS AND WARRANTIES    40
     Corporate Status of Company; Status of Subsidiaries.....................40
     Corporate Power and Authority...........................................41

     Compliance with Other Instruments.......................................41
     Enforceable Obligations.................................................41
     Governmental Authorizations.............................................41
     Intellectual Property...................................................42
     Outstanding Indebtedness................................................42
     Insurance Coverage......................................................42
     Title to Properties.....................................................42
     No Burdensome Restrictions..............................................43
     No Material Violation of Law............................................43
     No Default Under Other Agreements.......................................43
     No Equity Investments...................................................43
     Financial Statements....................................................43
     Litigation..............................................................44
     Taxes...................................................................44
     Margin Regulations......................................................44
     ERISA...................................................................44
     Compliance With Environmental Laws......................................45
     Possession of Material Patents, Trademarks, Etc. .......................45
     Subsidiaries............................................................46
     Disclosure..............................................................46
     Year 2000 Compliance....................................................46
     Projections.............................................................46
ARTICLE V ...................................AFFIRMATIVE COVENANTS           47
     Use of Proceeds.........................................................47
     Reporting Covenants.....................................................47
     Maintenance of Properties...............................................48
     Maintenance of Insurance................................................48
     Maintenance of Books; Inspection of Property and Records................49
     Existence and Status....................................................49
     Taxes and Claims........................................................49
     Compliance with Laws, Etc...............................................50
     ERISA...................................................................50
     Litigation..............................................................50
     Notice of Events of Default.............................................51
     Stockholder Reports, etc. ..............................................51
     Future Guarantors.......................................................51
     Ownership of Guarantors.................................................51
     Interest Rate Protection................................................52
     Cost of Products Sold...................................................52
ARTICLE VI....................................NEGATIVE COVENANTS             52
     Limitation on Liens and Security Interests..............................52
     Indebtedness............................................................53
     Compliance with ERISA...................................................54
     Sale and Leaseback......................................................54

     Transactions with Affiliates............................................54
     Guaranties..............................................................55
     Limitations on Payment Restrictions.....................................55
     Merger; Joint Ventures; Sale of Assets; Acquisitions....................55
     Dividends; Loans, Advances..............................................56
     Nature of Business......................................................57
     Sale of Subsidiaries....................................................57
     Negative Pledges........................................................57
     Creation of Subsidiaries................................................57
     Prepayments Under and Amendment of Other Agreements.....................57
     Capital Expendires......................................................58
ARTICLE VII....................................FINANCIAL COVENANTS           58
     Senior Debt Coverage Ratio..............................................58
     Interest Coverage Ratio.................................................58
     Senior Debt Leverage Ratio..............................................58
     Minimum Net Worth.......................................................58
ARTICLE VIII.............................EVENTS OF DEFAULT AND REMEDIES      59
     Events of Default.......................................................59
     Remedies on Default.....................................................61
ARTICLE IX.............................................THE AGENT             61
     Appointment and Authorization...........................................61
     Nature of Duties of the Agent...........................................62
     Lack of Reliance on the Agent...........................................62
     Certain Rights of the Agent.............................................62
     Liability of the Agent..................................................63
     Indemnification.........................................................64
     Agent and Affiliates....................................................65
     Successor Agent.........................................................65
ARTICLE X............................................MISCELLANEOUS           65
     Survival................................................................65
     Amendments; Consents....................................................66
     Notices.................................................................66
     Severability; Time of Essence...........................................68
     Governing Law; Submission to Jurisdiction...............................68
     Payment of Costs........................................................69
     Indemnity...............................................................69
     Benefit of the Agreement................................................69
     Subordination of Indebtedness...........................................70
     Maximum Interest Rate...................................................71
     Entire Agreement........................................................71
     Set-Off.................................................................71
     Counterparts............................................................72
     Replacement Notes.......................................................72
     Release.................................................................72

Annexes

Annex A        -         Projected Gross Margin
Annex B        -         Capital Expenditures

Exhibits

Exhibit A      -         Form of Revolving Note
Exhibit B      -         Form of Swing Line Note
Exhibit C      -         Form of Notice of Borrowing
Exhibit D      -         Form of Guaranty Agreement
Exhibit E      -         Form of Contribution Agreement
Exhibit F      -         Form of Closing Certificate
Exhibit G      -         Form of Opinion of Counsel of the Company and the
                         Guarantors
Exhibit H      -         Form of Florida Counsel Opinion
Exhibit I      -         Form of Compliance Certificate
Exhibit J      -         Form of Assignment Agreement
Exhibit K      -         Form of Borrowing Base Certificate
Exhibit L      -         Form of Depot Report
Exhibit M      -         Projections

Schedules

Schedule 1.01  -         Calculation of Cost of Products Sold
Schedule 4.07  -         Outstanding Indebtedness
Schedule 4.08  -         Insurance Certificates
Schedule 4.15  -         Litigation
Schedule 4.18  -         ERISA
Schedule 4.19  -         Environmental Liability
Schedule 4.21  -         Subsidiaries
Schedule 6.01  -         Liens

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of May 4, 1999, by and among NUCO2 INC., a Florida corporation (the "Company"), SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, a national banking association ("SunTrust"), BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation (the "Documentation Agent"), THE PROVIDENT BANK, an Ohio banking corporation, BANK LEUMI LE-ISRAEL B.M., Miami Agency, and any other banks or other lending institutions that are or will become parties to this Agreement (collectively, the "Lenders" and each individually, a "Lender"), and SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, as agent for the Lenders.


                              W I T N E S S E T H :


         WHEREAS, the Company, the Agent and the Lenders entered into that certain Revolving Credit Agreement, dated as of October 31, 1997 (the "Existing Credit Agreement");

         WHEREAS, the Company has requested, and the Lenders have agreed to amend and restate the Existing Credit Agreement to increase the revolving credit facility available to the Company, to add a letter of credit facility and to make certain other amendments on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional  Guarantor" shall have the meaning assigned to such term in
Section 5.13(a).

         "Advance" shall mean any advance by a Lender under the Commitments.

         "Agent" shall mean SunTrust Bank, South Florida, National Association, as agent for the Lenders hereunder and under the other Loan Documents, and each successor agent.

         "Agent Fee" shall mean the administrative fee described in the Fee Letter, payable on the Closing Date and thereafter annually in advance to the Agent during the period prior to the Commitment Termination Date.

         "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Amended and Restated Revolving Credit Agreement, either as originally executed or as hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

         "Annualized EBITDA" shall mean EBITDA for the fiscal quarter ending on the last day of such quarter, multiplied by four.

         "Applicable Commitment Fee Percentage" shall mean the percentage designated below based on the ratio of the Company's Senior Funded Debt to Annualized EBITDA for each fiscal quarter-end, as indicated below, provided, that, for purposes of this calculation, the term "Senior Funded Debt" shall include the Letter of Credit Obligations and aggregate outstanding amount of all Swing Line Loans:

                           Senior Funded Debt to           Applicable Commitment
                             Annualized EBITDA                 Fee Percentage
                             -----------------                 --------------

         Less than 1.50:1.0                                          0.375%

         Greater than or equal to 1.50:1.0                           0.375%
         and less than 2.00:1.0

         Greater than or equal to 2.00:1.0                           0.375%
         and less than 2.50:1.0

         Greater than or equal to 2.50:1.0 and less than 3.00:1.00   0.50%

         Greater than or equal to 3.00:1.00 and less than 3.25:1.0   0.50%

         Greater than or equal to 3.25:1.0                           0.50%

From the Closing Date through and including September 30, 1999, the Applicable Commitment Fee Percentage shall be 0.50%.

         "Applicable Law" shall mean, anything in Section 10.05 notwithstanding,
(i) all applicable common law and principles of equity and (ii) all applicable provisions of all (a) constitutions, statutes, rules, regulations and orders of governmental bodies, (b) Governmental Approvals, and (c) orders, decisions, judgments and decrees of all courts and arbitrators.

         "Applicable Margin" shall mean the percentage designated below based on the ratio of the Company's Senior Funded Debt to Annualized EBITDA for each fiscal quarter-end, as indicated below:

     Senior Funded Debt to            Applicable Margin       Applicable Margin
        Annualized EBITDA             (LIBOR Advance)        (Base Rate Advance)
        -----------------             ---------------        -------------------

Less than 1.50:1.0                         1.75%                    0.25%

Greater than or equal to 1.50:1.0          2.25%                    0.75%
and less than 2.00:1.0

Greater than or equal to 2.00:1.0          2.75%                    1.25%
and less than 2.50:1.0

Greater than or equal to 2.50:1.0
and less than 3.00:1.0                     3.00%                    1.50%

Greater than or equal to 3.00:1.0
and less than 3.25:1.0                     3.25%                    1.75%

Greater than or equal to 3.25:1.0          3.50%                    2.00%

From the Closing Date through and including December 31, 1999, the Applicable Margin on LIBOR Advances and Base Rate Advances shall be 3.50% and 2.00% respectively.

         "Asset Value" shall mean, with respect to any property or asset of the Company or any of its Subsidiaries as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of the Company or such Subsidiary.

         "Assignment  Agreement"  shall mean an agreement in the form of Exhibit
J.

         "Assignment of Leases" shall mean that certain Assignment of Leases agreement, dated as of October 31, 1997, executed by the Company and each Subsidiary in favor of the Agent, assigning the Company's and each Subsidiary's lessee's interest in any leasehold (except those leaseholds whose terms prohibit assignments), as the same may be hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

         "Availability" shall mean, with respect to any Commitment, at any time, the amount by which such Commitment exceeds all Advances outstanding under such Commitment.

         "Bankruptcy Law" shall mean laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, or other similar laws relating to the enforcement of creditors' rights generally.

         "Base Rate" shall mean the higher of (i) the rate which SunTrust designates from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The SunTrust prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust may make commercial loans or other loans at rates of interest at, above, or below the SunTrust prime lending rate.

         "Base Rate Advance" shall mean any Advance made to the Company by the Lenders at an interest rate equal to the Base Rate plus the Applicable Margin for such Advance.

         "Borrowing" shall mean a borrowing under the Commitments consisting of simultaneous Advances by the Lenders, including Swing Line Borrowings.

         "Borrowing Base" shall mean the product of (i) Gross Margin Factor multiplied by the EBITDA Multiple, and (ii) the sum of EBITDA for the prior three calendar months, multiplied by four.

         "Borrowing  Base  Certificate"  shall  have the  meaning  set  forth in
Section 5.02(a)(iv).

         "Business Day" shall mean a day of the year other than Saturday, Sunday or any other day on which the Agent is required to close.

         "Capital Expenditures" shall mean, for any period, expenditures made by the Company and its Subsidiaries to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

         "CERCLA"   shall   mean  the   Comprehensive   Environmental   Response
Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.).

         A "Change in Control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding common stock of the Company entitled to vote for members of the Company's board of directors; (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Company, nor (ii) appointed by directors so nominated; (c) any event or condition shall occur or exist which requires or permits the holder(s) of Indebtedness of the Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect as a result of a change in control provision of such Indebtedness; or (d) any person or group (other than the group in control of the Company on the date hereof) shall otherwise directly or indirectly control the Company.

         "Closing Date" shall mean May 4, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Collateral" shall mean all real and personal property and assets, now or hereafter existing, of the Company and its Subsidiaries over which the Company or such Subsidiary has granted a Lien to the Agent pursuant to the Security Documents, and all proceeds and products thereof.

         "Commitments" shall mean, collectively, the Revolving Loan Commitments, the Letter of Credit Subcommitment and the Swing Line Subcommitment.

         "Commitment Fee" shall have the meaning set forth in Section 2.16(c).

         "Commitment  Letter" means that certain letter  agreement,  dated as of
March  12,  1999,  executed  by  SunTrust  and  SunTrust  Equitable   Securities
Corporation, and accepted and agreed to by the Company.

         "Commitment  Termination  Date"  shall  have the  meaning  set forth in
Section 2.01.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Pledge Agreement" shall mean that certain Stock and Notes Pledge Agreement (Company), dated as of October 31, 1997, executed by the Company in favor of the Agent, as amended by the First Amendment to Stock and Notes Pledge Agreement (Company), dated as of the date hereof, and as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Company Security Agreement" shall mean that certain Security Agreement (Company), dated as of October 31, 1997, executed by the Company in favor of the Agent, as amended by the First Amendment to Security Agreement (Company), dated as of the date hereof, and as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Company Trademark Security Agreement" shall mean that certain Trademark Security Agreement (Company), dated as of October 31, 1997, executed by the Company in favor of the Agent, as amended by the First Amendment to Trademark Security Agreement (Company), dated as of the date hereof, and as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Compliance Certificate" shall have the meaning set forth in Section 5.02(a)(ii).

         "Consolidated Companies" shall mean, collectively, the Company and all of its Subsidiaries.

         "Consolidated EBIT" shall mean, for any fiscal period of the Company, an amount equal to the sum of (a) Consolidated Net Income (Loss), plus (b) to the extent deducted in determining Consolidated Net Income (Loss), (i) provisions for taxes based on income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (ii) Interest Expense, and (iii) extraordinary items determined according to GAAP.

         "Consolidated Net Income (Loss)" shall mean, for any fiscal period of the Company, the net income (or loss) of the Company and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period), in accordance with GAAP.

         "Consolidated Net Worth" shall mean, as of the date of determination, the total shareholders' equity of the Company and its Subsidiaries, determined in accordance with GAAP.
                                       6

         "Contractual Obligations" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of its property is bound.

         "Contribution Agreement" shall mean that certain Amended and Restated Contribution Agreement, dated as of the date hereof, executed by the Company and each of the Guarantors, a copy of which is attached hereto as Exhibit E attached hereto, as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Cost of Products Sold" shall mean the Company's cost of products sold determined on a consolidated basis in accordance with GAAP as reported from time to time, and including all of the line items listed on Schedule 1.01.

         "Default" shall mean any event that, with the giving of notice, or lapse of time, or both, would constitute an Event of Default.

         "Depot" shall mean a location leased or owned by the Company for the storage of raw materials, supplies and motor vehicles used in the distribution of the Company's products.

         "Depot by Depot Report" shall have the meaning set forth in Section 5.02(a)(vii).

         "EBITDA" shall mean, for any period of the Company, an amount equal to the sum of Consolidated EBIT plus (i) depreciation and amortization expenses to the extent deducted in determining such Consolidated EBIT as determined on a consolidated basis in accordance with GAAP, and (ii) the historical Consolidated EBITDA of any Person for such period which accrued prior to the date such Person became a Subsidiary of the Company or was merged into or consolidated with the Company or any of its Subsidiaries or such Person's assets were acquired by the Company or any of its Subsidiaries (and the underlying records of such Person shall be audited to the extent the Company is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC). If audited financial records are not available for acquired companies, pro forma financial statements (subject to review and acceptance by the Required Lenders) will be substituted.

         "EBITDA Multiple" shall mean (i) 3.65 for the period beginning on the Closing Date through and including July 31, 1999; (ii) 3.55 for the period beginning August 1,1999 through and including August 31, 1999; (iii) 3.45 for the period beginning September 1,1999 through and including September 30, 1999;
(iv) 3.35 for the period beginning October 1,1999 through and including October 31, 1999; (v) 3.25 for the period beginning November 1,1999 through and including November 30, 1999; (vi) 3.15 for the period beginning December 1, 1999 to December 31, 1999; (vii) 3.0 for the period beginning January 1, 2000 through and including March 31, 2000; (viii) 2.75 for the period beginning April 1, 2000 through and including June 30, 2000; and (ix) 2.50 thereafter.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance (as such term is defined under CERCLA), petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance (as such term is defined under CERCLA), petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) and (v) CERCLA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

         "ERISA   Affiliate"   shall  mean  any  trade  or   business   (whether
incorporated or unincorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Executive Officer" shall mean each of the executive officers of the Company and any Person hereafter holding the following office or offices which, individually or collectively, are assigned substantially similar duties:
Chairman, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.

         "Existing Credit Agreement" shall have the meaning set forth in the first recital.

         "Facilities"  shall  mean,  collectively,   the  Commitments  described
hereunder.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain letter agreement, dated as of March 12, 1999, executed by SunTrust and SunTrust Equitable Securities Corporation, and accepted and agreed to by the Company, setting forth certain nonrefundable fees payable by the Company.

         "Fees" shall mean, collectively, the Agent Fee, the Underwriting Fee, the Commitment Fee and the Letter of Credit Fee.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

         "Governmental Approval" shall mean any order, permission, authorization, consent, approval, license, franchise, permit or validation of, exemption by, registration or filing with, or report or notice to, any governmental agency or unit, or any public commission, board or authority.

         "Gross Margin" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the ratio of (a) (i) Total Revenues less (ii) Cost of Products Sold to (b) Total Revenues.

         "Gross Margin Factor" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the ratio of (i) the average of the Gross Margin for each month of the most recently reported rolling three-month period to (ii) the average of the Projected Gross Margin for each month of such rolling three-month period.

         "Guarantor Pledge Agreement" shall mean that certain Stock and Notes Pledge Agreement (Guarantors), dated as of October 31, 1997, executed by each Guarantor in favor of the Agent, as amended by the First Amendment to Stock and Notes Pledge

Agreement (Guarantors), dated as of the date hereof, and as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Guarantor Security Agreement" shall mean that certain Security Agreement (Guarantors), dated as of October 31, 1997, executed by each Guarantor in favor of the Agent, as amended by the First Amendment to Security Agreement (Guarantors), dated as of the date hereof, and as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Guarantor  Trademark  Security  Agreement"  shall  mean  that  certain
Trademark Security Agreement (Guarantors), dated as of October 31, 1997, executed by each Guarantor in favor of the Agent, as amended by the First Amendment to Trademark Security Agreement (Guarantors), dated as of the date hereof, and as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Guarantors" shall mean, collectively, each Subsidiary of the Company that has executed a Guaranty Agreement as of the Closing Date, together with all other Subsidiaries that hereafter execute a Guaranty Agreement, and their respective successors and permitted assigns. "Guarantor" shall mean any of the Guarantors.

         "Guaranty Agreement" shall mean that certain Amended and Restated Guaranty Agreement, dated as of the date hereof, executed by each of the Guarantors in favor of the Lenders and the Agent, a copy of which is attached hereto as Exhibit D attached hereto, as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Guaranty Documents" shall mean, collectively, the Guaranty Agreement, and each other guaranty agreement, mortgage, deed of trust, assignment of lease, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time, and the Contribution Agreement executed by each of the Guarantors, as the same may be amended, restated or supplemented from time to time.

         "Guaranty Obligations" shall mean the obligation of the Guarantors to the Lenders and the Agent, as set forth in the Guaranty Agreement.

         "Hazardous Substance" shall have the meaning assigned to that term in CERCLA.

         "Indebtedness" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) financial obligations as the issuer of capital stock redeemable in whole or in part at the option of any Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer, (v) all obligations (contingent or otherwise) with respect to interest rate and currency leasing agreements, (vi) reimbursement obligations (contingent or otherwise) with respect to amounts under letters of credit, bankers acceptances and similar instruments, (vii) financial obligations under purchase money mortgages, (viii) financial obligations under asset securitization vehicles, (ix) conditional sale contracts and similar title retention instruments with respect to property acquired, and (x) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through
(ix) above, except to the extent such guaranties are limited to a lesser amount.

         "Interest Coverage Ratio" shall mean, for any fiscal period of the Company, the ratio of (a) (i) EBITDA for the fiscal period ending on the last day of such period, minus (ii) Maintenance Capital Expenditures for the fiscal period ending on the last day of such period, to (b) Interest Expense for the fiscal period ending on the last day of such period.

         "Interest Expense" shall mean, for any fiscal period of the Company, total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with GAAP) of the Company and its Subsidiaries, on a consolidated basis, for such period.

         "Interest Period" shall mean (i) as to any LIBOR Advance, the interest period selected by the Company pursuant to Section 2.18(a), and (ii) as to any Base Rate Advance, the interest period requested by the Company and agreed to by the participating Lenders pursuant to Section 2.18(b), and (iii) as to any Swing Rate Advance, the interest period requested by the Company and agreed to by SunTrust pursuant to Section 2.03.

         "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

         "Lenders" shall have the meaning set forth in the first paragraph of this Agreement.

         "Lending Office" shall mean, for each Lender, the office such Lender may designate in writing from time to time to the Company and the Agent with respect to Base Rate Advances and LIBOR Advances.

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.16(d).

         "Letter of Credit Obligations" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Agent not theretofore reimbursed by the Company.

         "Letter of Credit Subcommitment" shall mean $2,000,000.

         "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.04 hereof by the Agent for the account of the Company pursuant to the Letter of Credit Subcommitment of the Revolving Loan Commitments.

         "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. dollars for a period comparable to the Interest Period appearing on the Telerate Screen Page 3750, as of 11:00 a.m., London time, on the day that is two London banking days prior to the Interest Period. If at least two such rates appear on the Telerate Screen Page 3750, the rate for that Interest Period will be the arithmetic mean of such rates, and in either case as such rates may be adjusted for any applicable reserve requirements.

         "LIBOR Advance" shall mean any advance made to the Company by the Lenders at an interest rate equal to LIBOR plus the Applicable Margin for such advance.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, assignment or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or comparable law) of any jurisdiction naming the owner of the asset to which such lien applies as a debtor (other than a filing which does not evidence an outstanding secured obligation, or a commitment to make advances or to incur any other obligation of any kind).

         "Loan Documents" shall mean this Agreement, each Exhibit and Schedule to this Agreement, the Notes, the Guaranty Documents, the Security Documents, the Letters of Credit, and each other document, instrument, certificate and opinion executed and delivered in connection with the foregoing, each as amended, restated, supplemented or otherwise modified from time to time as provided in Section 10.02.

         "Maintenance Capital Expenditures" shall mean Capital Expenditures other than Capital Expenditures made (i) in connection with any business expansion of the Company or any of its Subsidiaries, (ii) in connection with any Investment made by the Company after the Closing Date, or (iii) in connection with any other acquisition or business expansion by the Company or any of its Subsidiaries.

         "Margin   Regulations"  shall  mean  Regulation  T,  Regulation  U  and
Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Material Contract" shall mean any contract or other agreement, written or oral, of the Company or its Subsidiaries the failure to comply with which could reasonably be expected to have a Materially Adverse Effect.

         "Materially Adverse Effect" shall mean a materially adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) of, the Company and its Subsidiaries, taken as a whole.

         "Maximum Permissible Rate" shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on any Lender or (ii) any Lender being unable to enforce payment of (or if collected, to retain) all or part of such amount or the interest payable thereon.

         "Minimum Net Worth" shall have the meaning set forth in Section 7.04 hereof.

         "Mortgaged Property" shall mean, collectively, all parcels of real property owned or leased by the Company or any of its Subsidiaries which is subject to a Mortgage or which is assigned under an Assignment of Leases.

         "Mortgages" shall mean, collectively, all of the mortgages, deeds of trust or deeds to secure debt hereafter executed in favor of the Agent by the Company or any Subsidiary, as the same may be hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA as to which the Company, any Subsidiary or any ERISA Affiliate is obligated to make, has made, or will be obligated to make contributions on behalf of participants who are or were employed by any of them.

         "Net Worth" shall mean, at any date, the net worth of the Consolidated Companies, determined in accordance with GAAP as determined on such date.

         "Notes" shall mean, collectively, the Revolving Notes and the Swing Line Note.

         "Notice of Borrowing" shall have the meaning set forth in Section 2.02(a) hereof.

         "Notice of Interest Rate Conversion" shall have the meaning set forth in Section 2.02(b) hereof.

         "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document, including without limitation, all Advances (including all principal and interest payments due thereunder), Letter of Credit Obligations, Fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Company and its Subsidiaries, covenants and duties of the Company to the Lenders and the Agent of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement or under the other Loan Documents, by operation of law or otherwise, now existing or hereafter arising or whether or not for the payment of money or the performance or the nonperformance of any act, including, but not limited to, all debts, liabilities and obligations owing by the Company to others which the Lenders may have obtained by assignment or otherwise, and all damages which the Company may owe to the Lenders and the Agent by reason of any breach by the Company of any representation, warranty, covenant, agreement or other provision of this Agreement or of any other Loan Document.

         "Other Claims" shall have the meaning set forth in Section 5.07 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Person" shall mean an individual, corporation, partnership, trust, limited liability company or unincorporated organization, a government or any agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Company or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                  (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

                  (ii) ERISA Plans - any "employee benefit plan" as defined in ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

                  (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

         "Projected Gross Margin" shall mean Gross Margin calculated monthly, projected by the Company and set forth on Annex A hereto.

         "Pro Rata Share" shall mean, for any Lender, the proportion expressed as a percentage equal to (1) the sum of such Lender's portion of the Total Commitments (including, without duplication, any portion of the Total Commitments in which such Lender has purchased a participation and excluding, without duplication, any portion of the Total Commitments in which such Lender has sold a participation), divided by (2) the sum of the Total Commitments.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any regulation successor thereto.

         "Required Lenders" shall mean Lenders whose combined Pro Rata Shares as of the Closing Date of the Total Commitments are at least sixty-six and two-thirds percent (66_%) of the Total Commitments.

         "Revolving Loan Commitments" shall mean, for any Lender at any time, the revolving credit facility severally established by such Lender in favor of the Company pursuant to Section 2.01, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.10, any assignment thereof pursuant to Section 10.08, or any amendment thereof pursuant to Section 10.02.

         "Revolving Loans" shall mean, collectively, the loans made to the Company by the Lenders pursuant to Section 2.01.

         "Revolving Note" shall mean a promissory note of the Company payable to the order of any Lender in substantially the form of Exhibit A hereto, evidencing the maximum aggregate principal indebtedness of the Company to such Lender under such Lender's Revolving Loan Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Security Documents" shall mean, collectively, the Mortgage, the Assignment of Leases, the Company Pledge Agreement, the Company Security
Agreement, the Company Trademark Security Agreement, the Guarantor Pledge Agreement, the

Guarantor Security Agreement, the Guarantor Trademark Security Agreement, all UCC financing statements and fixture filings naming the Company or any of its Subsidiaries as debtor and the Agent as secured party, all stock certificates evidencing shares of stock pledged to the Agent, together with undated stock powers or other appropriate instruments of transfer executed in blank, and all filings in the U.S. Patent and Trademark Office which are required to be made under the Loan Documents.

         "Senior Debt Coverage Ratio" shall mean, for any fiscal period of the Company, the ratio of (a) Senior Funded Debt as of the last day of such fiscal period to (b) Annualized EBITDA.

         "Senior Debt Leverage Ratio" shall mean, for any fiscal period of the Company, the ratio of (a) Senior Funded Debt as of the last day of such fiscal period to (b) Total Capitalization as of the last day of such fiscal period.

         "Senior Funded Debt" shall mean all indebtedness for money borrowed, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date.

         "Senior Subordinated Debt" shall mean the senior Subordinated Debt in respect of the 12% Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Purchase Agreement.

         "Senior Subordinated Note Purchase Agreement" shall mean that certain Senior Subordinated Note Purchase Agreement, dated as of October 31, 1997, between the Company and the Guarantors and the Investors listed therein, as amended by Amendment No. 1 to Senior Subordinated Note Purchase Agreement dated as of November 14, 1997, as further amended by Amendment No. 2 to Senior Subordinated Note Purchase Agreement, dated as of June 30, 1998, and as further amended by the Third Amendment to Senior Subordinated Debt, and as hereafter amended and in effect from time to time (subject, in the case of any amendment or modification entered into after the date hereof, to the consent of the Required Lenders to the extent required by Section 6.14).

         "Subordinated Debt" shall mean all Indebtedness of the Company subordinated to all obligations of the Company arising under this Agreement, the Notes and the Letter of Credit Obligations, on terms and conditions satisfactory in all material respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

         "Subsidiary" of any Person shall mean any corporation, partnership or other Person of which a majority of all the outstanding capital stock (including director's qualifying shares) or other securities or ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is, at the time as of which any such determination is being made, directly or indirectly owned by such Person, or by one or more of the Subsidiaries of such Person, and which corporation, partnership or other Person is consolidated with such Person for financial reporting purposes. Unless otherwise specified, "Subsidiaries" and "Subsidiary" shall mean the Subsidiaries and a Subsidiary, respectively, of the Company.

         "Supplemental Documents" shall mean the supplements to the following documents: the Guaranty Agreement, the Contribution Agreement, the Guarantor Security Agreement, the Guarantor Pledge Agreement and the Guarantor Trademark
Security Agreement, as such supplements are more specifically described and shown in each respective document.

         "Swing Line" shall have the meaning assigned to such term in Section 2.03(a).

         "Swing Line Advance" shall mean a Borrowing pursuant to Section 2.03 consisting of a Swing Line Loan made by SunTrust to the Company on the same date and interest rate basis.

         "Swing Line Borrowing" shall mean a Borrowing consisting or to consist of a Swing Line Advance.

         "Swing Line Borrowing Notice" shall mean the notice given by the Company to SunTrust requesting a Swing Line Advance as provided in Section 2.03(b).

         "Swing Line Loans" shall mean, collectively, the loans made to the Company by SunTrust pursuant to Section 2.03.

         "Swing Line Note" shall mean the promissory note evidencing the Swing Line Loans substantially in the form of Exhibit B and duly completed in accordance with the terms hereof.

         "Swing Line Subcommitment" shall mean the commitment of SunTrust to make Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $2,000,000.

         "Swing Rate" shall have the meaning set forth in Section 2.17(c).

         "Swing Rate Advance" shall mean an Advance made or outstanding as a Swing Line Loan bearing interest based on the Swing Rate as provided in Section 2.17(c).

         "Swing Rate Quote" shall mean an offer by SunTrust to make a Swing Line Loan to the Company at the Swing Rate specified therein for the interest period to be applicable to the Swing Line Loan as specified therein, pursuant to
Section 2.03(b).

         "Tax" shall mean, with respect to any person or entity, any federal, state or foreign tax, assessment, customs duties, or other governmental charge, levy or assessment (including any withholding tax) upon such person or entity or upon such person's or entity's assets, revenues, income or profits, other than income and franchise taxes imposed upon any Lender by the jurisdictions (or any political subdivision thereof) in which such Lender has its principal office or office from which its Advances are made, or in which such Lender is incorporated.

         "Third Amendment to Senior Subordinated Debt" shall mean that certain Amendment No. 3 to Senior Subordinated Note Purchase Agreement, dated as of May 4, 1999, among the Company, the Guarantors and the Investors listed therein.

         "Total Capitalization" shall mean the sum of shareholders' equity plus Subordinated Debt plus Senior Funded Debt.

         "Total Commitments" shall mean, at any time, the sum of the Revolving Loan Commitments, including the Letter of Credit Subcommitment of each of the Lenders, and in the case of SunTrust, the Swing Line Subcommitment.

         "Total Revenues" shall mean, for any fiscal period of the Company, the total revenues of the Company as determined on a consolidated basis in accordance with GAAP.

         "Underwriting Fee" shall mean the underwriting fee described in the Fee
Letter,   payable  on  the  Closing  Date  to  SunTrust   Equitable   Securities
Corporation.

         "United States" or "U.S." means the United States of America, its fifty
(50) States and the District of Columbia.

         "U.S. Dollar" "Dollar" and "$" shall mean lawful money of the United States of America.

         "Year 2000 Compliant" shall have the meaning set forth in Section 4.23.

         SECTION 1.02 Calculations; Accounting Terms. Calculations of all financial data herein shall be on a consolidated basis for the Company and all Subsidiaries; and all accounting terms used herein shall, unless otherwise expressly indicated, be in reference to the Company and its Subsidiaries, if any, on a consolidated basis, which may be accounted for in accordance with the equity investment method (to the extent such method is in accordance with GAAP), and shall have the meanings ascribed thereto under and be interpreted in accordance with GAAP. All calculations and determinations under Article VII shall be made in accordance with accounting principles consistent with those followed in the preparation of the annual or interim financial statements, as applicable, referred to in Section 5.02.

         SECTION 1.03  Other Definitional Provisions.

         (a) Except as otherwise specified herein, all references herein (A) to any Person, other than the Company or any Subsidiary, shall be deemed to include such Person's successors, transferees and assignees, (B) to the Company or any Subsidiary, shall be deemed to include such Person's successors, (C) to any Applicable Law specifically defined or referred to herein shall be deemed references to such Applicable Law as the same may be amended or supplemented from time to time, and (D) to any contract defined or referred to herein shall be deemed references to such contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

         (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Section", "Subsection", "Schedule" and "Exhibit" shall refer to Sections and Subsections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

         (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         (d) All terms defined in this Agreement shall have the defined meanings when used in any Note or, except as otherwise expressly stated therein, any certificate, opinion or other Loan Document.

         SECTION 1.04 Captions. Article and Section captions in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

         SECTION 2.01 Revolving Loan Commitments and Revolving Notes. Subject to and upon the terms and conditions set forth in this Agreement, (i) each of the Lenders severally establishes until May 4, 2002, unless otherwise extended pursuant to Section 2.19 below (May 4, 2002, or such later date as the Commitments have been extended pursuant to Section 2.19, is hereinafter referred to as the "Commitment Termination Date") a revolving credit facility in favor of the Company in aggregate principal at any one time outstanding not to exceed the sum set forth opposite such Lender's name below, as the same may be reduced from time to time pursuant to the terms hereof:


SunTrust Bank, South Florida,            $42,500,000.00      56.67%
    National Association

Bank Austria Creditanstalt               $15,000,000.00      20.00%
   Corporate Finance, Inc.

The Provident Bank                       $10,000,000.00      13.33%

Bank Leumi Le-Israel B.M.                 $7,500,000.00      10.00%

TOTAL:                                   $75,000,000.00     100.00%

and (ii) each Lender agrees to purchase a participation interest in the Letters of Credit in accordance with this Article II; provided, however, that in no event may the aggregate principal amount of all outstanding Revolving Loans, Swing Line Loans and Letter of Credit Obligations outstanding exceed at any time the Total Commitments from time to time in effect. Within the limits of the Revolving Loan Commitments, the Company may borrow, repay and reborrow under the terms of this Agreement; provided, however, that (A) the aggregate principal amount of each Borrowing shall not be less than $500,000 and shall be in integral multiples of $100,000, (B) all of the Company's representations and warranties are true and correct on and as of the date of each Borrowing, (C) the Company may neither borrow nor reborrow should there exist a Default or an Event of Default, or such would result from the Borrowing, (D) the aggregate outstanding amount of Advances and Letter of Credit Obligations, after giving effect to each Borrowing and issuance of Letters of Credit, shall not exceed the Total Commitments, and (E) the aggregate outstanding amount of Advances and Letter of Credit Obligations, after giving effect to each Borrowing and issuance of Letters of Credit, shall not exceed the aggregate amount of the Borrowing Base. At no time shall the number of Borrowings outstanding under this Article II exceed six; provided that, for the purpose of determining the number of Borrowings outstanding, all Borrowings consisting of Base Rate Advances shall be considered as one Borrowing. Borrowings under the Commitments shall be made through simultaneous Advances by the Lenders, and the amount of each such Borrowing shall be prorated among such Lenders based on the percentages set forth above. All Advances by each Lender shall be evidenced by a single Revolving Note payable to such Lender in the form of Exhibit A attached hereto with appropriate insertions. Each Revolving Note shall be dated the date hereof, shall be payable to the order of the respective Lender in a principal amount equal to the amount set forth opposite such Lender's name above, shall bear interest as provided for in this Agreement and shall mature on the Commitment Termination Date or sooner should the principal and accrued interest thereon be declared immediately due and payable as provided for herein. No Lender shall have any obligation to advance funds in excess of an amount equal to the percentage set forth opposite such Lender's name above multiplied by the Total Commitments.

         SECTION 2.02 Method of Borrowing Under the Commitments.

         (a) The Company shall give the Agent written or telephonic notice (promptly confirmed in writing) of any requested Borrowing under the Commitments, substantially in the form of Exhibit C attached hereto (a "Notice of Borrowing"), specifying (i) the amount of the Borrowing, and (ii) the date the proposed Borrowing is to be made (which shall be a Business Day). Each Notice of Borrowing shall be given to the Agent (x) in the case of Base Rate Advances, not later than 11:00 a.m. (Ft. Lauderdale, Florida time) the same Business Day of such requested Borrowing or (y) in the case of LIBOR Advances, at least three Business Days before the date such requested Borrowing is to be made (which shall be a Business Day). The Agent shall be entitled to rely on any telephonic Notice of Borrowing which it believes in good faith to have been given by an Executive Officer of the Company, and any Advances made by the Lenders based on such telephonic notice shall, when deposited by the Agent to the Company's Account No. 0128320009032 at SunTrust, be Advances for all purposes hereunder.

         (b) Whenever the Company desires to convert all or a portion of an outstanding Borrowing consisting of Base Rate Advances into one or more Borrowings consisting of LIBOR Advances, or to continue a Borrowing consisting of LIBOR Advances for a new Interest Period, it shall give the Agent written notice or telephonic notice (promptly confirmed in writing) at least three Business Days before the date of such conversion, specifying each such Borrowing to be converted into or continued as LIBOR Advances. Such notice (a "Notice of Interest Rate Conversion") shall be given prior to 11:00 a.m. (Ft. Lauderdale, Florida time) on the date specified. Each such Notice of Interest Rate Conversion shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Company shall have failed to deliver the Notice of Interest Rate Conversion, the Company shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) LIBOR Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Advances shall be permitted except on the last day of the Interest Period in respect thereof.

         (c) Upon receipt of a Notice of Borrowing or a Notice of Interest Rate Conversion from the Company, the Agent shall notify the Lenders by telephone, which notice shall be promptly confirmed in writing (including by telecopier) by the Agent to such Lenders, of such Notice of Borrowing or Notice of Interest Rate Conversion and of each such Lender's Pro Rata Share of the requested Borrowing or Interest Rate Conversion. Not later than 1:00 p.m. (Ft. Lauderdale, Florida time) on the date specified for the Borrowing or Interest Rate Conversion in the Notice of Borrowing or Notice of Interest Rate Conversion and in the notice to such Lender provided by the Agent, each Lender shall promptly make its portion of the Borrowing available to the Agent in immediately available funds, and the Agent shall make available to the Company the amount so received by the Agent from the Lenders not later than 3:00 p.m. (Ft. Lauderdale,

Florida time) on such date. In the event any Lender shall fail to make any Advance available to the Agent in immediately available funds by 1:00 p.m. (Ft. Lauderdale, Florida time) on the date specified, and provided no Default or Event of Default shall have occurred and be continuing, the Agent may advance such Lender's portion of the Borrowing on behalf of such Lender, in which event such Lender shall promptly reimburse the Agent for the amount thereof plus (i) if the amount of such Lender's Advance is reimbursed to the Agent on or prior to the calendar day next succeeding the date of the Borrowing, interest on such amount at the rate equal to the Federal Funds Rate, or (ii) if the amount of such Lender's Advance is reimbursed to the Agent after the calendar day next succeeding the day of the Borrowing, interest on such amount at the Base Rate; provided, however, that any such reimbursement by the Company to the Agent shall not relieve such Lender who fails to make any Advance as provided above from liability to the Company for such failure. The amount of interest payable as a result of any Lender's failure to make any Advance available shall be calculated on the basis of a year of 360 days and paid for the actual number of days such failure has continued (including the date of payment). If the Company fails to reimburse the Agent as provided in this Section 2.02(c), then the Agent shall have the right to deduct any amounts owed to it hereunder from Advances it makes to the Company in subsequent Borrowings made by the Company.

         SECTION 2.03 Swing Line Subcommitment.

         (a) Notwithstanding anything contained herein to the contrary, SunTrust hereby establishes a subcommitment within its Revolving Loan Commitment of up to an aggregate of $2,000,000 (the "Swing Line") to accommodate the short term borrowing needs of the Company. Sections 3.01 and 3.02 shall apply equally to Borrowings made through the Swing Line and Borrowings or Interest Rate Conversions requested or made through Section 2.02. The aggregate amount of all Borrowings under the Swing Line shall not at any time exceed the Swing Line Subcommitment, and to the extent any Borrowing under the Swing Line would cause such a result after giving effect thereto, the Company shall be required to request such Borrowing under Section 2.02(a) hereof. Any Borrowing made by the Company under the Swing Line shall be for a period not to exceed 30 days.

         (b) Whenever the Company desires to make a Borrowing under the Swing Line, it shall give SunTrust prior written or telephonic notice (promptly confirmed in writing) of any requested Borrowing under the Swing Line (each a "Swing Line Borrowing Notice") prior to 11:00 a.m. (Ft. Lauderdale, Florida time) on the date of such Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day) and the interest period to be applicable thereto. SunTrust shall make available to the Company the amount of the Borrowing requested in the Swing Line Borrowing Notice not later than 3:00 p.m. (Ft. Lauderdale, Florida time) on such date, provided that
(i) no Default or Event of Default  shall have  occurred and be  continuing  and
(ii) the aggregated principle amount of the Swing Line Borrowings, including the requested Borrowing under such Swing Line Borrowing Notice, shall be no greater than the Swing Line Subcommitment.

         (c) The Company's obligation to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of SunTrust and by the Swing Line Note payable to SunTrust (or its assignee) completed in conformity with this Agreement.

         (d) The outstanding principal amount under each Swing Line Loan shall be due and payable in full on the Commitment Termination Date.

         (e) Each Borrowing under the Swing Line shall deemed to be made under SunTrust's Commitment to the extent of any Availability thereunder on the date such Borrowing is made.

         SECTION 2.04 Letter of Credit Subcommitment. Subject to, and upon the terms and conditions, hereof (including the limitations of Section 2.01) the Company may request, in accordance with the provisions of this Section 2.04 and
Section 2.05, that on and after the Closing Date, the Agent issue a Letter or Letters of Credit for the account of the Company; provided, that (i) no Letter of Credit shall have an expiration date that is later than ten days prior to the Commitment Termination Date; (ii) each Letter of Credit issued by the Agent shall be in a stated amount of at least $250,000; (iii) the Agent shall have no obligation to issue any Letter of Credit, if, after giving effect to such issuance, the aggregate Letter of Credit Obligations would exceed the Letter of Credit Subcommitment; and (iv) the Agent shall have no obligation to issue any Letter of Credit, if, after giving effect to such issuance, the sum of the outstanding Revolving Loans, Swing Line Loans and Letter of Credit Obligations would exceed the Total Commitments or the Borrowing Base.

        SECTION 2.05 Notice of Issuance of Letter of Credit; Agreement to Issue.

         (a) Whenever the Company desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Letter of Credit, deliver to the Agent a written notice no later than 11:00 A.M. (Atlanta, Georgia time) at least ten
(10) days in advance of the proposed date of issuance. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Agent to make payment under the Letter of Credit, provided that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. (Fort Lauderdale, Florida time). In determining whether to pay under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Revolving Loan Commitments as determined on the date of the issuance of such Letter of Credit.

         (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Company, a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice and the application and other documents required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share multiplied by the face amount of such Letter of Credit.

         SECTION 2.06 Payment of Amounts drawn under Letter of Credit.

         (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify the Company and the Lenders on or before the date on which the Agent intends to honor such drawing, and the Company shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing, provided that anything contained in this Agreement to the contrary notwithstanding, unless the Company shall have notified the Agent prior to 11:00 A.M. (Fort Lauderdale, Florida time) on the Business Day immediately prior to the date on which such drawing is honored, that the Company intends to reimburse the Agent for the amount of such drawing in funds other than the proceeds of Revolving Loans, the Company shall be deemed to have timely given a Notice of Borrowing to the Agent requesting Revolving Loans which are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and the Lenders shall by 1:00 P.M. (Fort Lauderdale, Florida time) on the date of such drawing, make Revolving Loans which are Base Rate Advances in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Agent for the amount of such drawing, provided that for the purposes solely of such Borrowing, the conditions and precedents set forth in Sections 3.01 and 3.02 hereof shall not be applicable, and provided further that if for any reason proceeds of the Revolving Loans are not received by the Agent on such date in the amount equal to the amount of such drawing, the Company shall reimburse the Agent on the Business Day immediately following the date of such drawing in an amount, in dollars and immediately available funds, equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Base Rate Advances.

         (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Commitment Termination Date, the parties hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Commitment Termination Date, which amounts shall be reimbursed to the Agent as set forth above.

         SECTION 2.07 Payment by Lenders. In the event that the Company shall fail to reimburse the Agent as provided in Section 2.06 by borrowing Revolving Loans, or otherwise providing an amount equal to the amount of any drawing honored by the Agent pursuant to any Letter of Credit issued by it, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation, in dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Fort Lauderdale, Florida time) on the Business Day after the date notified by the Agent. In the event that any such Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Lender together with interest on such amount at the Base Rate. The Agent shall distribute to each other Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Agent from the Company in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

         SECTION 2.08 Obligations Absolute. The obligation of the Company to reimburse the Agent for drawings made under Letters of Credit issued for the account of the Company and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

         (a) Any lack of validity or enforceability of any Letter of Credit;

         (b) The existence of any claim, set-off, defense or other right which the Company or any Subsidiary or Affiliate of the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Company or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of the Company to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

         (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (d)  Payment  by  the  Agent   under  any  Letter  of  Credit   against
presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

         (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

         (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

         SECTION 2.09 Indemnification; Nature of Agent's Duties.

         (a) In addition to amounts payable elsewhere provided in this Agreement, without duplication, the Company hereby agrees to protect, indemnify, pay and save the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Company, other than as a result of the gross negligence or willful misconduct of the Agent; or (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority.

         (b) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Agent to such effect in writing at least ten (10) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to Section 2.04 and Section 2.05 hereof.

         SECTION 2.10 Prepayment of Borrowings Under the Commitments. The Company shall have the right to prepay Borrowings under the Commitments, in whole at any time or in part from time to time, without premium or penalty (but, in the case of LIBOR Advances, subject to the funding indemnification provisions of Section 2.22), provided that (i) the Company gives the Agent prior written notice of such prepayment, specifying the date such prepayment will occur (which shall be a Business Day), (x) in the case of any Base Rate Advance, at least one Business Day in advance of such date or (y) in the case of any LIBOR Advance during an Interest Period, at least three Business Days in advance of such date,
(ii) each partial prepayment shall be in an amount of at least $500,000 and integral multiples of $100,000, (iii) prepayments shall be applied to repay Borrowings under the Commitments in the order set forth in Section 2.13 hereof, and (iv) such prepayments include interest accrued, on the principal amount prepaid, to the prepayment date.

         SECTION 2.11 Mandatory Prepayments.

         (a) If the sum of the (i) aggregate outstanding principal amount of the Revolving Loans, (ii) aggregate outstanding principal amount of the Swing Line Loans, and (iii) Letter of Credit Obligations exceed at any time the Total Commitments, as reduced pursuant to Section 2.10 or otherwise, the Company shall immediately repay the Revolving Loans, Swing Line Loans or Letter of Credit
Obligations by an amount equal to such excess. Each prepayment of Revolving Loans shall be applied first to Base Rate Advances to the full extent thereof before application to LIBOR Advances.

         (b) The Company shall make a mandatory prepayment from 100 percent of the after-tax net proceeds received by the Company from any sale or other disposition by the Company of any of its assets, provided, however, that such prepayment provision shall not apply to the sales of inventory by the Company in the ordinary course of business or assets disposed of as part of the Company's standard acquisition procedures (such assets to include high-pressure tanks, motorized vehicles, including cars and trucks, and lines of business other than carbon dioxide that may be obtained by the Company as part of the group of assets of any corporation or other business entity the Company may acquire), and certain other sales to be agreed upon in writing by the Company and the Required Lenders.

         (c) The Company shall make a mandatory prepayment from 100 percent of net proceeds of any offering of debt; provided, however, that this provision shall not include (i) fifty percent (50%) of the proceeds of the new Subordinated Debt issued pursuant to the Third Amendment to Senior Subordinated Debt, and (ii) any purchase money obligations paid to the Company.

         (d) Notwithstanding anything in this Agreement to the contrary, no reduction in the Commitments shall be required hereunder as a result of any mandatory prepayment under this Section 2.11.

         SECTION 2.12 Voluntary Reduction of Commitments. Upon at least five (5) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent, which notice shall specify (1) the amount by which such Commitments are to be terminated and (2) the date such termination is to occur, the Company shall have the right, without premium or penalty, to terminate the Commitments, in whole or in part, provided that (a) any partial termination pursuant to this Section 2.12 shall be in an amount of at least $5,000,000 and integral multiples of $5,000,000 and (b) any such termination shall apply to reduce proportionately and permanently the Commitments. If the aggregate principal amount of Advances exceeds the amount of the Commitments as so reduced, the Company shall immediately repay Borrowings under such Commitments by an amount equal to such excess, together with accrued but unpaid interest on such excess.

         SECTION 2.13 Allocation of Payments.

         (a) All principal and interest payments and prepayments made with respect to Advances and payments in respect of Commitment Fees shall be allocated among all outstanding Commitments and Advances to which such payments relate, proportionately based on the Lenders' Pro Rata Shares of the Commitments.

         (b) All payments made to the Agent by the Company shall be applied in the following order: (a) first, to the reimbursement of any fees which are due and payable, and expenses incurred by and then due and payable to, the Agent, in accordance with the terms of this Agreement, in connection with the administration of the Commitments and otherwise (to the extent any such fees are payable by the Company pursuant to the terms of this Agreement); (b) second, to the payment of any accrued and unpaid interest and Fees which are due and payable, pro rata to the Lenders based upon their respective Pro Rata Shares of the Commitments; and (c) finally, to the payment of outstanding Advances.

         SECTION 2.14 Termination of Commitments. The unpaid principal balance and all accrued and unpaid interest on the Notes will be due and payable upon the first of the following dates or events to occur: (i) acceleration of the maturity of any Note in accordance with the remedies contained in Section 8.02 of this Agreement; or (ii) upon the expiration of the Commitments on the Commitment Termination Date.

         SECTION 2.15 Use of Proceeds. The proceeds of each Borrowing under the Commitments will be used by the Company solely to make Capital Expenditures and to provide for the working capital and general corporate needs of the Company.

         SECTION 2.16 Fees.

         (a) On the Closing Date, the Company shall pay to SunTrust Equitable Securities Corporation, the Underwriting Fee, which shall be fully earned and nonrefundable when paid.

         (b) On the Closing Date and on each anniversary thereof, if the Commitments are extended pursuant to Section 2.19, the Company shall pay to the Agent the Agent Fee, which fee shall be nonrefundable when paid.

         (c) The Company shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to and including the Commitment Termination Date, computed at a rate equal to the Applicable Commitment Fee Percentage multiplied by the average daily unused portion of the Commitments of the Lenders, such fee being payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1999, and on the Commitment Termination Date. The Commitment Fee will be calculated on the basis of a 360-day year for the actual number of days elapsed.

         (d) The Company shall pay, quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1999, and on the Commitment Termination Date, (i) to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a letter of credit fee equal to the Applicable Margin for LIBOR Advances multiplied by the average daily aggregate Letter of Credit Obligations, and (ii) to the Agent, for its own account, a letter of credit fronting fee equal to one-quarter of one percent (0.25%) multiplied by the stated face amount of such Letter of Credit (collectively, the "Letter of Credit Fee").

         (e) The Company hereby authorizes the Agent to withdraw an amount equal to the fees which are due and payable under clauses (a), (b) or (c) above from any of its accounts with the Agent if not paid on the due date for such fees. The Agent shall give the Company notice of any such withdrawals, provided, however, that failure by the Agent to give the Company notice shall not prevent the Agent from making any such withdrawals under this Section.

         SECTION 2.17 Interest.

         (a) For Borrowings other than those made under the Swing Line, the Company shall be entitled to select between the following two options to establish the rate of interest at which the unpaid principal amount of the Revolving Notes shall accrue:

              (i) Base Rate Advances - interest shall accrue at the Base Rate plus the Applicable Margin; or

             (ii) LIBOR Advances - interest shall accrue at LIBOR plus the Applicable Margin.

         (b) Interest on the Revolving Notes for Borrowings other than those made under the Swing Line shall be calculated on the basis of a 360-day year and shall be payable to the Lenders as follows:

              (i) Base Rate Advances -- on the last day of every quarter in arrears; and

             (ii) LIBOR Advances -- at the expiration of each Interest Period and, with respect to advances made for an Interest Period longer than three months, also on the last day of each three-month period prior to the expiration of the Interest Period.

         (c) For Borrowings made under the Swing Line, the rate of interest at which the unpaid principal shall accrue on the Swing Line Note shall be equal to the Base Rate on the applicable day of the Swing Line Borrowing Notice (the "Swing Rate").

         SECTION 2.18 Interest Periods.

         (a) In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Advances, the Company shall select an Interest Period to be applicable to such LIBOR Advance, which Interest Period shall be either a 1, 2, 3 or 6 month period.

         (b) In connection with the making of each Base Rate Advance, the Company and the Lenders shall agree on an Interest Period acceptable to both sides.

         (c) Notwithstanding paragraphs (a) or (b) above:

              (i) The initial Interest Period for any Borrowing of LIBOR Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of a continuation of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

             (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iii) Any Interest Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

             (iv) No Interest Period with respect to the Advances shall extend beyond the Commitment Termination Date.

         SECTION 2.19 Extension of Commitments. No earlier than 120 days but no later than 90 days prior to the then applicable Commitment Termination Date, the Company may request that the Commitment Termination Date be extended by the Lenders for an additional 364-day or longer period. The Lenders may agree or not agree to such extension in the exercise of their sole discretion; provided, however, that the Agent shall inform the Company no later than 60 days prior to the then applicable Commitment Termination Date of the Lenders' decision as to whether to extend the Commitment Termination Date. Notwithstanding anything herein to the contrary, the Commitment Termination Date may only be extended, in the aggregate, for up to an additional two-year period pursuant to this Section
2.19. If the Lenders agree, in their sole  discretion,  to extend the Commitment
Termination Date, then the applicable Commitment Termination Date shall automatically be so extended upon written notice thereof being delivered by the Lenders to the Company and completion by the Company and its Subsidiaries of any conditions to such extension required by the Lenders.

         SECTION 2.20 Increased Costs.

         (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

              (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make LIBOR Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances or its obligation to make LIBOR Advances shall have changed (except for changes in the tax on the overall net income of, or any franchise tax on, such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

             (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Advances or its obligation to make LIBOR Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Advances (except to the extent already included in the determination of LIBOR for LIBOR Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Company shall from time to time, upon written notice from and demand by such Lender on the Company (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes. In the event that the Company shall pay the increased costs accrued through the date of payment as required under this Section 2.20(a), plus any funding losses as described in Section 2.22, then the Company shall have the right to convert the relevant LIBOR Advance to a Base Rate Advance, as provided in Section 2.02, and the Agent and each of the Lenders shall be deemed to have given their consent thereto, as required thereunder.

         (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Subsection 2.20(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or the United States secondary certificate of deposit market or such Lender's position in such markets, LIBOR, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Advances, then, and in any such event:

              (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the other Lenders of such advice;

             (ii) the Company's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances shall be immediately suspended; and

            (iii) such Lender shall make a Loan as part of the requested Borrowing of LIBOR Advances, as the case may be, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         SECTION 2.21 Capital Adequacy. If, after the date of this Agreement, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, promptly upon demand by such Lender (with a copy to the Agent), the Company shall pay such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this Section 2.21 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining any such amount, such Lender may use any reasonable averaging and attribution methods. Each Lender will promptly notify the Company of any such adoption, change or compliance of which it has knowledge which will entitle such Lender to compensation pursuant to this Section, but the failure to give such notice shall not affect such Lender's right to such compensation provided such Lender gives such notice within 90 days after an officer of such Lender having responsibility for the administration of this Agreement shall have received actual notice of such adoption, change or compliance.

         SECTION 2.22 Funding Losses. The Company shall compensate each Lender, upon its written request to the Company (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances, in either case to the extent not recoverable by such Lender in connection with a re-employment of such funds and including loss of anticipated profits, which the Lender may sustain):
(i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to the Company does not occur on the date specified therefor in a Notice of Borrowing or Notice of Interest Rate Conversion (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions) of any LIBOR Advances by the Company occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Company defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

         SECTION 2.23 Making of Payments.

         (a) The Fees and all payments of principal of, or interest on, the Notes, and payments in respect of the Letters of Credit, shall be made in immediately available funds free and clear of any defenses, set-offs, counterclaims or withholdings or deductions for taxes to the Agent at its principal office in Ft. Lauderdale, Florida, for the accounts of the respective Lenders. All such payments shall be made not later than 1:00 p.m. (Ft. Lauderdale, Florida time) and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. Payments to the Agent shall, as to the Company, constitute payment to the applicable Lenders hereunder, other than Swing Line Loans.

         (b) Subject to Subsection 2.18(c)(ii), whenever any payment to be made hereunder or under any Revolving Note or the Swing Line Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (c) On the Business Day that a payment is received or deemed to have been received hereunder, the Agent shall remit in immediately available funds to each Lender its share, based on the percentages set forth in Section 2.01, of all payments received by the Agent on the Revolving Notes.

         SECTION 2.24 Default Rate of Interest. Upon the occurrence and during the continuance of an Event of Default set forth in Section 8.01, to the extent permitted by law, all unpaid amounts hereunder shall, on such date and thereafter, accrue at the then applicable interest rate plus an additional two percent (2.0%) per annum until payment in full, provided, that, for any LIBOR Advance, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus two percent (2.0%) per annum. Interest accruing pursuant to this Section 2.24 will be due and payable upon demand.

         SECTION 2.25 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) after the occurrence and during the continuance of an Event of Default on account of the principal of or interest on any Revolving Note or any fees in respect of this Agreement in excess of its Pro Rata Share of payments and other recoveries obtained by all the Lenders on account of the principal of and interest on the Revolving Notes then held by them or any fees due to them in respect of this Agreement, such Lender shall notify the Agent thereof and forthwith purchase from the other Lenders such participation in the Revolving Notes held by them or in such fees owed to them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase from such Lender shall be rescinded and the purchase price restored by each selling Lender to the extent of such recovery, but without interest, unless the purchasing Lender is required to pay interest on the amount so recovered, in which case each selling Lender shall pay its Pro Rata Share of such interest. After the occurrence and during the continuance of an Event of Default, disproportionate payments of interest shall be shared by the purchase of separate participations in unpaid interest obligations, disproportionate payments of fees shall be shared by the purchase of separate participations in unpaid fee obligations, and disproportionate payments of principal shall be shared by the purchase of separate participations in unpaid principal obligations. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.25 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. Each Lender shall give the Agent notice within five (5) days of any payments or other recoveries described above which it obtains.

         SECTION 2.26 Lenders' Obligations Several. The obligation of each Lender to make any Advance is several, and not joint or joint and several, and is not conditioned upon the performance by all other Lenders of their obligations to make Advances.

         SECTION 2.27 Calculation of Interest. Interest payable on the Notes, including interest payable as provided in Section 2.24, shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

         SECTION 2.28 Payments Free of Taxes.

         (a) All payments made by the Company under this Agreement, the Notes shall be made free and clear of, and without deduction for, any Tax. To the extent that the Company is obligated by Applicable Law to make any deduction or withholding on account of any Tax from any amount payable to any Lender under this Agreement, the Notes, the Company shall (1) make such deduction or withholding and pay the same to the relevant governmental authority and (2) pay
                                       34
such additional amount to such Lender as is necessary to result in that Lender's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which such Lender would have been entitled under this Agreement, the Notes absent such deduction or withholding.

         (b) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Company and the Agent, on the Closing Date and otherwise prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Company hereunder) and to provide to the Company and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

         SECTION 2.29 Interest Rate Not Ascertainable, etc. In the event that the Agent, in the case of LIBOR, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Advances to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

         SECTION 2.30 Illegality.

         (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

         (b) Upon the giving of the notice to the Company referred to in subsection (a) above, (i) the Company's right to request and such Lender's obligation to make LIBOR

Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of LIBOR Advances as a Base Rate Advance, and
(ii) if the affected LIBOR Advance or Advances are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances to a Base Rate Advance with an Interest Period ending on the date on which the Interest Period applicable to the affected LIBOR Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Subsection 2.30(b).


                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

         The obligation of each Lender to make an Advance to the Company and the obligation of the Agent to issue Letters of Credit hereunder is subject to the satisfaction of the following conditions:

         SECTION 3.01 Conditions Precedent to Initial Advances. At the time of the making by each Lender of its initial Advance hereunder, unless otherwise waived or consented to by the Required Lenders,

         (a) all obligations of the Company to the Agent or any Lender incurred prior thereto (including, without limitation, the Company's obligation to reimburse the fees and disbursements of counsel to the Agent and the Lenders in accordance with this Agreement), together with the Fees, shall have been paid in full;

         (b) the Agent shall have received the following, each dated as of the Closing Date, if applicable, in form and substance satisfactory to the Lenders and (except for the Notes) in sufficient copies for each Lender:

              (i) A duly executed original of this Agreement.

             (ii) A duly completed and executed original of a Revolving Note payable to the order of each Lender in the principal amount of such Lender's Commitment.

            (iii) A duly completed and executed original of the Swing Line Note payable to the order of SunTrust in the principal amount of $2,000,000.

             (iv) A duly executed original of the Guaranty Agreement and the Contribution Agreement.

              (v) A duly executed original of the amendments to the Company Security Agreement and the Guarantor Security Agreement, together with such UCC financing statements and UCC amendments recorded in such jurisdictions as the Required Lenders deem necessary or desirable to perfect the security interests granted thereunder and under the Company Pledge Agreement, the Guarantor Pledge Agreement, the Company Trademark Security Agreement, and the Guarantor Trademark Security Agreement.

             (vi) Lien searches in all relevant jurisdictions listing all effective financing statements which name the Company or any of its Subsidiaries as debtor, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Company Security Agreement, the Guarantor Security Agreement, the Company Pledge Agreement, the Guarantor Pledge Agreement, the Company Trademark Security Agreement or the Guarantor Trademark Security Agreement), other than financing statements in favor of the Agent.

            (vii) A duly executed original of the amendment to Company Pledge Agreement and the Guarantor Pledge Agreement, together with stock certificates evidencing the shares of stock of all Subsidiaries of the Company pledged to the Agent thereunder and an undated stock power for each such stock certificate, executed in blank by the pledgor of such stock.

           (viii) A duly executed original of the amendments to Company Trademark Security Agreement and the Guarantor Trademark Security Agreement, together with such filings in the United States Patent and Trademark Office as the Required Lenders deem necessary or desirable to perfect the security interests granted under the Company Trademark Security Agreement and the Guarantor Trademark Security Agreement.

             (ix) Duly executed originals of any amendments to Mortgages and Assignments of Leases to be recorded in the real estate records of the jurisdiction in which the Mortgaged Property related thereto is located, together with such fixture filings and amendments to existing fixture filings recorded in such jurisdictions as the Required Lenders deem necessary or desirable to perfect the security interests granted thereunder, and endorsements to the existing title insurance policies for such Mortgage or Assignment of Leases showing that the Agent has a valid first priority Lien with respect to such Mortgaged Property subject to no encumbrances other than such Mortgage or such Assignment of Leases, and Liens permitted pursuant to Section 6.01 hereof.

               (x) Evidence satisfactory to the Required Lenders that all other actions necessary or desirable to perfect and protect the security interests created by the Security Documents have been taken.

              (xi) Certificates of insurance issued by the Company's insurers, describing in reasonable detail the insurance maintained by the Company, together with appropriate evidence showing that the Agent has been named as loss payee or additional insured, as its interest may appear, on all insurance policies insuring property of the Company and its Subsidiaries.

             (xii) Certificates signed by the Chief Executive Officer or the Chief Financial Officer of each of the Company and the Guarantors as to the solvency of such Company or Guarantor.

           (xiii) A duly executed original of the Closing Certificate, in the form attached hereto as Exhibit F.

             (xiv) Copies of the organizational papers of each of the Company and the Subsidiaries, certified as true and correct by the Secretary of State of the State in which the Company or such Subsidiary is incorporated, and certificates from the Secretaries of State of the States in which the Company or such Subsidiary is incorporated and of each state in which the Company or such Subsidiary is legally required to qualify to transact business as a foreign corporation, certifying the Company's or Subsidiaries' good standing as a corporation in such States.

              (xv) Copies of the bylaws of each of the Company and the Guarantors of resolutions of the Board of Directors of each of the Company and the Guarantors approving this Agreement, the Notes, the Borrowings hereunder, the Security Documents and all other Loan Documents to which the Company or such Guarantor is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, the Security Documents and all other Loan Documents to which the Company or such Guarantor is a party, in each case certified as true and correct by the Secretary or an Assistant Secretary of the Company or such Guarantor.

             (xvi) A favorable written opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, General Counsel for the Company and the Guarantors, substantially in the form of Exhibit G attached hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request, addressed to the Agent and the Lenders.

            (xvii) A favorable written opinion of Holland & Knight LLP, counsel for the Company and the Guarantors, substantially in the form of Exhibit H attached hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request, addressed to the Agent and the Lenders.

           (xviii) Certified copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Company or the Guarantors in connection with the transactions contemplated hereby and by the other Loan Documents.

         (c) Since December 31, 1998, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect;

         (d) Issuance and funding of at least $10,000,000 in additional Subordinated Debt pursuant to the Third Amendment to Senior Subordinated Debt, in form and substance satisfactory to the Lenders;

         (e) Receipt by the Agent of the interest rate protection agreement required by Section 5.15, in form and substance satisfactory to Agent; and

         (f) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Loan Documents and other documents incident thereto or delivered in connection therewith shall be satisfactory in form and substance to each Lender.

         SECTION 3.02 Conditions Precedent to Each Advance and Letters of Credit. At the time of the making by the Lenders of each Advance hereunder (including the initial Advances) and the issuance of all Letters of Credit (before as well as after giving effect to such Advances and the proposed use of the proceeds thereof and the issuance of Letters of Credit), the following statements shall be true:

         (a) The representations and warranties contained in Article IV hereof are true and correct in all material respects on and as of the date of such Borrowing or the issuance of such Letters of Credit as though made on and as of such date, except insofar as such representations and warranties speak only as of a prior date or reflect transactions and events after the Closing Date, as permitted by the Loan Documents;

         (b) No Default or Event of Default exists or would result from such Borrowing or from the application of the proceeds therefrom;

         (c) Since the date of the most recent consolidated financial statements of the Company described in Section 4.14 or delivered to the Lenders pursuant to
Section 5.02, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect;

         (d) There shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Company, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict the ownership or operation of any portion of the business or assets of the Company or any of its Subsidiaries, or to compel the Company or any of its Subsidiaries to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Company or its Subsidiaries; and

         (e) The Advances to be made and the use of proceeds or the issuance of such Letters of Credit thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any Applicable Law.

         (f) each Notice of Borrowing  given by the Company in  accordance  with
Section 2.02(a) hereof or issuance of a Letter of Credit and the acceptance by the Company of the proceeds of any Borrowing shall constitute a representation and warranty by the Company, made as of the time of the making of such Borrowing or the issuance of such Letter of Credit that the conditions specified in
Section 3.02(a) have been fulfilled as of such time unless a notice to the contrary specifically captioned "Disclosure Statement" is received by each of the Lenders from the Company prior to 5:00 p.m. (Ft. Lauderdale, Florida time) on the Business Day immediately preceding the date of the making of such Borrowing. To the extent that the Lenders agree to make such Borrowing after receipt of a Disclosure Statement in accordance with the preceding sentence, the representations and warranties pursuant to the preceding sentence will be deemed made as modified by the contents of such Disclosure Statement and repeated, as so modified, as at the time of the making of such Borrowing. Any such modification shall be effective only for the occasion on which the Lenders elect to make an Advance on such Borrowing, and unless expressly agreed by the Required Lenders in writing to the contrary in accordance with Section 10.02, shall not be deemed a waiver or modification of any condition to the making of any future Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         The Company and the Subsidiaries represent and warrant as follows:

         SECTION 4.01 Corporate Status of Company; Status of Subsidiaries. The Company and each Subsidiary that is a corporation are duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation and have the corporate power and authority to own their respective property and assets and to transact the businesses in which they respectively are engaged or presently propose to engage and are duly qualified and in good standing as foreign corporations in all states where failure to be so qualified and in good standing could have a Materially Adverse Effect. Each Subsidiary that is a partnership is duly constituted, existing and in good standing under the laws of the jurisdiction of its constitution and has all requisite power, authority and legal right to own its property and assets and to transact the businesses in which it is engaged or presently proposes to engage and is duly qualified and in good standing as a foreign partnership wherever failure to be so qualified and in good standing could have a Materially Adverse Effect. The Company and each of its Subsidiaries have the power to own their respective properties and to carry on their respective businesses as now being conducted. The Company is adequately capitalized for the purpose of conducting its business, was not formed solely for the purpose of acting as agent for, or as an instrumentality of, any Subsidiary.

         SECTION 4.02 Corporate Power and Authority. Each of the Company and the Guarantors has the corporate power and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its certificate of incorporation or bylaws) to authorize it, to execute, deliver and carry out the terms and provisions of and to incur its obligations under this Agreement, the Notes, the Security Documents and the other Loan Documents to which it is a party. This Agreement, the Notes, the Security Documents and the other Loan Documents have been duly authorized, executed and delivered by the Company and the Guarantors party thereto.

         SECTION 4.03 Compliance with Other Instruments. The execution, delivery and performance by the Company and any Guarantors party thereto, as the case may be, of this Agreement, the Notes, the Security Documents and the other Loan Documents to which it is a party, (a) will not contravene any provision of Applicable Law, rule, regulation, judgment, order or ruling, (b) will not conflict with, be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed to secure debt, deed of trust, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a signatory or by which it is bound or to which it may be subject, (c) will not violate any provision of the certificate of incorporation (or equivalent thereof) or bylaws (or equivalent thereof) of the Company or any corporate Subsidiary of the Company or the certificate of partnership or other document governing the constitution or conduct of affairs of any Subsidiary of the Company that is not a corporation, (d) will not require any Governmental Approval and (e) will not result in the creation of any Lien upon the assets or properties of the Company and its Subsidiaries except as contemplated by the Security Documents. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Notes, other than the Senior Subordinated Debt.

         SECTION 4.04 Enforceable Obligations. This Agreement, the Notes, the Security Documents and the other Loan Documents constitute the legal, valid and binding obligation of the Company and the Guarantors party thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by Bankruptcy Law and by general principles of equity.

         SECTION 4.05 Governmental Authorizations. The Company and its Subsidiaries are in good standing with respect to all governmental authorizations, consents, approvals, orders, licenses and other actions required by any governmental or non-governmental authority or Person, except where the failure to maintain such good standing will not have a Materially Adverse Effect on the Company and its Subsidiaries.

         SECTION 4.06 Intellectual Property. Each of the Company and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are material for the operation of its business as presently conducted. Nothing has come to the attention of the Company, any of its Subsidiaries or any of their respective directors and officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Company or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or
(iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Materially Adverse Effect on the Company or any of its Subsidiaries.

         SECTION 4.07 Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries, on a consolidated basis, has outstanding any Indebtedness, except as described on Schedule 4.07 hereto. There exists no default under the provisions of any instrument evidencing or securing any Indebtedness of the Company or any of its Subsidiaries or of any agreement otherwise relating thereto which has had or would reasonably be expected to have a Materially Adverse Effect.

         SECTION 4.08 Insurance Coverage. Each property of the Company or any of its Subsidiaries is insured within terms reasonably acceptable to the Lenders for the benefit of the Company or a Subsidiary of the Company in amounts deemed adequate by the Company's management in its reasonable business judgment and not materially less than those amounts customary in the industry in which the Company and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of the Company or its Subsidiaries in the localities where such properties are located, and the Agent has been named loss payee or additional insured, as its interest may appear, on all such policies. Attached as Schedule 4.08 hereto are certificates evidencing such insurance.

         SECTION 4.09 Title to Properties. Each of the Company and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties it leases from others), including such real properties reflected in the financial statements referred to in Section 4.14, subject to no Lien of any kind except Liens permitted by Section 6.01, and
(ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the financial statements referred to in
Section 4.14,  subject to no Lien of any kind
except Liens permitted by Section 6.01. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession in all material leases necessary for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions that would adversely affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

         SECTION 4.10 No Burdensome Restrictions. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that would result in any burdensome restrictions that might reasonably be expected to have a Materially Adverse Effect on the Company or any of its Subsidiaries, including, but not limited to, any collective bargaining agreements.

         SECTION 4.11 No Material Violation of Law. Neither the Company nor any of its Subsidiaries has any notice of any violation of any law, statute, order, regulation or judgment entered against it by any court that may reasonably be expected to have a Materially Adverse Effect on the Company.

         SECTION 4.12 No Default Under Other Agreements. Neither the Company nor any of its Subsidiaries is in default under any material agreement to which it is a party.

         SECTION 4.13 No Equity Investments. Neither the Company nor any of its Subsidiaries possesses investments in any equity or other long-term investments in any person, except permitted investments, including any wholly-owned Subsidiaries of the Company and the Subsidiaries.

         SECTION 4.14 Financial Statements. The audited consolidated financial statements of the Company dated June 30, 1998, and the related consolidated statements of income (including supporting footnote disclosures), with opinion of Margolin, Winer & Evens LLP, the unaudited consolidated quarterly financial statements of the Company dated December 31, 1998, and the related consolidated statements of income (including supporting footnote disclosures), and the unaudited consolidated monthly financial statements of the Company dated February 28, 1999, all heretofore furnished to the Lenders, are all true and correct in all material respects and present fairly the consolidated financial condition at the date of said financial statements and the results of operations for the fiscal period then ending of the Company. The Company as of such date did not have any significant liabilities, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments which were not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of the Company or any of its Subsidiaries. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since December 31, 1998, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

         SECTION 4.15 Litigation. Except as disclosed on Schedule 4.15 attached hereto, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their properties or rights by or before any court, arbitrator or administrative or governmental body that would have a Materially Adverse Effect on the Company or any of its Subsidiaries.

         SECTION 4.16 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all declarations, reports and tax returns including, in the case of the Company and each Subsidiary located in the United States, all federal and state income tax returns which it is required by law to file, and has paid all Taxes which are shown as being due and payable on such returns or on any assessments made against it or any of its properties. The accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes are adequate in all material respects for all periods. Neither the Company nor any of its Subsidiaries has any knowledge of any unpaid adjustment, assessment or any penalties or interest of significance, or any basis therefor, by any taxing authority for any period, except those being contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Lien and the attachment of a penalty.

         SECTION 4.17 Margin Regulations. No part of the proceeds of any of the Advances will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         SECTION 4.18 ERISA. Except as disclosed on Schedule 4.18 attached hereto:

         (a) Identification of Plans. (i) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan, and (ii) neither the Company nor any of its Subsidiaries maintains or contributes to, or has maintained or contributed to, any Plan that is an Executive Arrangement;

         (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws, except such noncompliance (when taken as a whole) that will not have a Materially Adverse Effect;

         (c) Liabilities. Neither the Company nor any of its Subsidiaries is currently nor has in the last 6 years been obligated to make contributions (directly or indirectly) to a Multiemployer Plan, nor is it currently nor will it become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any Person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect; and

         (d) Funding. The Company and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and Applicable Law and (ii) required to be paid as expenses of each Plan. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

         SECTION 4.19 Compliance With Environmental Laws.

         (a) The Company and its Subsidiaries are not in violation of, and do not presently have outstanding any liability under, have not been notified that they are or may be liable under and do not have knowledge of any liability or potential liability (including any liability relating to matters set forth in Part A. of Schedule 4.19) except as set forth in Part A. of Schedule 4.19, under any applicable Environmental Laws which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

         (b) Except as set forth in Part B. of Schedule 4.19, neither the Company nor any of its Subsidiaries has received a written request for information under any Environmental Laws stating or suggesting that the Company or any of its Subsidiaries has or may have liability thereunder or written notice that any such entity has been identified as a potentially responsible party under any Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any Environmental Laws.

         (c) Except as set forth in Part C. of Schedule 4.19, each of the Company and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental and Asbestos Laws and each such authorization is in full force and effect.

         (d) Except as set forth in Part D. of Schedule 4.19, each of Company and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Company will use its reasonable best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Company or any of its Subsidiaries may then be doing business.

         SECTION 4.20 Possession of Material Patents, Trademarks, Etc. Each of the Company and its Subsidiaries possesses all patents, trademarks, licenses, and other intellectual property rights that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets and they are possessed free from any burdensome restrictions. To the Company's knowledge, there are no infringements of such patents, trademarks, licenses, and other intellectual property rights that could have a Materially Adverse Effect on the Company or any of its Subsidiaries.

         SECTION 4.21 Subsidiaries. Schedule 4.21 attached hereto correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of such Subsidiary's incorporation or organization and the ownership of all issued and outstanding capital stock of such Subsidiary. All the outstanding shares of the capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such
Schedule 4.21, are owned of record and beneficially by the Company or a wholly-owned Subsidiary of the Company free of any Lien or claim, except for Liens in favor of the Agent.

         SECTION 4.22 Disclosure. Neither this Agreement, any Loan Document nor any other document, certificate or statement furnished to the Lenders or the Agent by or on behalf of the Company or any Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, if, in either case, such fact is material to an understanding of the financial condition, business, prospects or property of the Company, or the ability of the Company to fulfill its obligations under any Loan Documents to which it is a party.

         SECTION 4.23 Year 2000 Compliance. The Company has taken all action reasonably determined to be necessary to ensure that the operating systems for the Company's and its Subsidiaries' computers and all software applications that run on such computers are Year 2000 Compliant or will be Year 2000 Compliant no later than December 31, 1999, except where a failure to be Year 2000 Compliant will not have a Materially Adverse Effect. "Year 2000 Compliant" means that neither the performance nor functionality of the operating systems for the Company's and its Subsidiaries' computers, embedded microchips and all software applications that run on such computers is affected by dates prior to, during, spanning or after January 1, 2000, and shall include, but not be limited to (a) accurately processing (including, but not limited to calculating, comparing and sequencing) date and time data from, into, and between the years 1999 and 2000 and leap year calculations, (b) functioning without error, interruption or decreased performance relating to such date and time data, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data, (d) accurate date and time data century recognition, (e) accurately calculating, using same-century and multi-century formulas and date and time values, (f) reflecting the correct century in date and time data interface values, and (g) processing, storing, receiving and outputting all date and time data in a format that accurately indicates the century of the date and time data.

         SECTION 4.24 Projections. In the good faith judgment of the Chief Financial Officer and Chief Executive Officer of the Company the projections, a copy of which are attached hereto as Exhibit M, constitute the prospects of financial performance of the Company for the periods indicated in such projections, absent unanticipated changed circumstances or events, many of which are beyond the Company's control.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.01 Use of Proceeds. The proceeds of all Borrowings will be used by the Company as provided in Section 2.15. None of the proceeds of any Borrowing shall be used, directly or indirectly, to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any "margin security" or "margin stock" (within the meaning of the regulations of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such "margin security" or "margin stock" or for any other purpose that might deem this transaction as a "purpose credit" (within the meaning of the regulations of the Board of Governors of the Federal Reserve System). If requested by any Lender, the Company will furnish to such Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         SECTION 5.02 Reporting Covenants.

         (a) The Company will furnish to the Agent for distribution to each of the Lenders:

              (i) as soon as available and in any event no later than 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and the related audited consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and with (1) an unqualified opinion of Margolin, Winer & Evens LLP, or such other independent certified public accountant of recognized standing selected by the Company and satisfactory to the Required Lenders, and (2) a certificate (with supporting details and calculations of financial covenants) from the Chief Financial Officer of the Company stating whether a Default or Event of Default exists;

             (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, its quarterly unaudited financial statements, together with a certificate in the form of
         Exhibit I hereto (the "Compliance Certificate") by the Chief Financial Officer of the Company (with supporting details and calculations of financial covenants) stating that (x) the financials were prepared in accordance with GAAP (subject to customary year-end audit adjustments) and that the covenants described in Article VII have been met and (y) whether a Default or Event of Default exists;

            (iii) as soon as available and in any event within 30 days after the end of each month, the monthly unaudited financial statements of the Company;

             (iv) as soon as available and in any event within 30 days after the end of each month, a completed Borrowing Base Certificate in the form of Exhibit K hereto (the "Borrowing Base Certificate");

              (v) as soon as available and in any event not later than 30 days after the end of each fiscal year of the Company, financial projections for the following fiscal year, in a form satisfactory to Agent;

             (vi) until the Company is Year 2000 Compliant, within 45 days after the end of each fiscal quarter of the Company, a report evidencing and outlining the Company's progress toward becoming Year 2000 Complaint; and

            (vii) as soon as available and in any event within 45 days after the end of each month, a completed Depot by Depot Report in the form of Exhibit L hereto (the "Depot by Depot Report"), including revenues and gross profits for each Depot, calculated on a trailing three month basis.

         In each case, such financial statements shall include balance sheets, income statements, and statements of cash flows for the Company, provided, however, that the monthly financial statements provided by the Company to the Lenders shall not include a statement of cash flows.

         (b) The Company will furnish to each of the Lenders, with reasonable promptness, notice of certain other events, including the occurrence or existence of any Default or Event of Default, any citation for a material violation of environmental laws or regulations, important matters relating to funding of employee benefit plans, or such other information as any Lender or the Agent may reasonably request.

         SECTION 5.03 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its properties and every part thereof in good repair, working order and condition, and from time to time will make or cause to be made all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times other than those which the failure to maintain would in the aggregate, have no Materially Adverse Effect; provided, however, that the Company and each Subsidiary shall not be under any obligation to repair or replace any such properties which have become obsolete or have become unsuitable or inadequate for the purpose for which they are used.

         SECTION 5.04 Maintenance of Insurance. The Company shall, and shall cause each of its Subsidiaries to, (i) maintain liability and worker's compensation insurance with financially sound and reputable insurers (or maintain a legally sufficient, fully funded, program of self insurance against worker's compensation liabilities), and also maintain adequate insurance on its properties against such hazards and in at least such amounts as is customary in the business, and (ii) name the Agent as loss payee or additional insured, as its interest may appear, on each of such insurance policies. At the request of any Lender, the Company will forthwith deliver an officer's certificate specifying the material details of such insurance in effect.

         SECTION 5.05 Maintenance of Books; Inspection of Property and Records. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account containing complete and accurate entries in all material respects of all of their respective financial and business transactions and prepare or cause to be prepared its annual statements and reports in accordance with GAAP. The Company shall, and shall cause each of its Subsidiaries to, permit any person designated by any Lender to visit and inspect any of its properties, corporate books and financial records, to make copies and take extracts therefrom, and to discuss its accounts, affairs, and finances with the principal officers of the Company and such Subsidiary during reasonable business hours, all at such times as the Lenders may reasonably request; provided, however, that any time following the occurrence and continuance of an Event of Default, no prior notice to the Company and such Subsidiary shall be required. The Company shall, and shall cause each of its Subsidiaries to, prepare or cause to be prepared its interim statements and reports in accordance with GAAP, subject to usual and customary year end audit and adjustments and footnote disclosures.

         SECTION 5.06 Existence and Status. The Company shall, and shall cause each of its Subsidiaries that is a corporation to, maintain its corporate existence, its material rights, franchises and licenses (for the scheduled duration thereof), its patents, trademarks, trade names, service marks and other intellectual property rights necessary or desirable in the normal conduct of its business, its good standing in its state of incorporation and its qualification and good standing as a foreign corporation in all jurisdictions where its ownership of property or its business activities cause such qualification to be required and the failure to do so could have a Materially Adverse Effect. The Company shall cause each Subsidiary that is not a corporation to maintain its present form of existence, its material rights, franchises and licenses (for the scheduled duration thereof), its patents, trademarks, tradenames, service marks and other intellectual property rights necessary or desirable in the normal conduct of its business, its good standing in the jurisdiction of its constitution and its qualification and good standing as a foreign entity in all jurisdictions where its ownership of property or its business activities cause such qualification to be required and the failure to do so could have a Materially Adverse Effect.

         SECTION 5.07 Taxes and Claims. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge (i) all Taxes prior to the date on which penalties attach thereto, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) (collectively "Other Claims") which, if unpaid, might become a Lien upon any of its property; provided, however, that the Company and its Subsidiaries shall not be required to pay and discharge any such Tax or Other Claim so long as the legality or amount thereof shall be promptly contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Lien and the attachment of a penalty and the Company or such Subsidiary, as the case may be, shall have set aside appropriate reserves therefor in accordance with GAAP.

         SECTION 5.08 Compliance with Laws, Etc. The Company shall, and shall cause each of its Subsidiaries to, comply with all Applicable Law (including, without limitation, the Environmental Laws and Employee Benefit Laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Applicable Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.09 ERISA. The Company shall, and shall cause each of its Subsidiaries to, deliver to each of the Lenders:

         (a) Promptly after the discovery of the occurrence thereof with respect to any Plan, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject the Company or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

         (b) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303(e), 307(e), 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or Section 412(f) of the Code with respect to any Plan; and

         (c) Upon the request of any Lender, (A) true and complete copies of any and all documents, government reports and determination or opinion letters (if any) for any Plan, or (B) a current statement of withdrawal liability for each Multiemployer Plan.

         SECTION 5.10 Litigation. The Company shall give prompt written notice to each of the Lenders of (a) any judgment entered by a court, tribunal, administrative agency or arbitration panel in which the amount of liability is $250,000 or more in excess of insurance coverage, or in which the aggregate amount of liability is $500,000 or more in excess of insurance coverage, and (b) any disputes which may exist between the Company or any of its Subsidiaries and any governmental or regulatory body, in which the amount in controversy is $250,000 or more and which may materially and adversely affect the normal business operations of the Company or any of its Subsidiaries or any of their respective properties and assets. The Company shall provide each of the Lenders, on a quarterly basis, concurrently with the delivery of the Compliance Certificate as provided under Section 5.02(a)(ii), a report which shall set forth each action, proceeding or claim, of which the Company or any of its Subsidiaries has notice, which is commenced or asserted against the Company, and in which the amount claimed or the potential liability is $250,000 or more.

         SECTION 5.11 Notice of Events of Default. The Company shall deliver to each of the Lenders within five (5) days after any Executive Officer obtains any knowledge of any condition, event or act which creates or causes a Default or an Event of Default, a certificate signed by an officer of the Company specifying the nature thereof, the period of existence thereof and what action the Company or such Subsidiary proposes to take with respect thereto.

         SECTION 5.12 Stockholder Reports, etc. Contemporaneously with the sending or filing thereof, the Company will provide to the Agent for distribution to each of the Lenders copies of all proxy statements, financial statements, and reports which the Company sends to its stockholders, and copies of all regular, periodic, and special reports, and all statements which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

         SECTION 5.13 Future Guarantors.

         (a) Subject to any prohibitions or limitations as to power or authority imposed by law applicable to any such Subsidiary, the Company shall cause (1) each Person incorporated or otherwise organized in the United States that hereafter becomes a Subsidiary (an "Additional Guarantor") to become a Guarantor under the Guaranty Agreement and to create a security interest in favor of the Lenders in all of its assets, including, to the extent owned by such Guarantor, 100% of the stock of other Subsidiaries, to the Agent upon the creation of such Additional Guarantor by executing and delivering to the Agent the Supplemental Documents; and (2) each Person that owns the stock of the Additional Guarantor to pledge and deliver such stock to the Agent, together with a supplement to the Company Pledge Agreement or Guarantor Pledge Agreement, as the case may be, and with stock powers or other appropriate instruments of transfer executed by such Person in blank.

         (b) The Additional Guarantor shall also deliver to the Agent and the Lenders, simultaneously with the Supplemental Documents, (1) Certified Requests for Information or Copies (Form UCC-11) or equivalent reports, showing that there are no effective financing statements which name the Additional Guarantor as debtor and (2) an opinion rendered by legal counsel to such Additional
Guarantor and the Person required to pledge the shares of stock of the Additional Guarantor under the Security Documents to the Agent, addressing the types of matters set forth in Exhibit G and Exhibit H hereof and such other matters as the Lenders may reasonably request, addressed to the Agent and the Lenders.

         SECTION 5.14 Ownership of Guarantors. The Company and its Subsidiaries that own Guarantors shall maintain their percentage ownership of such Guarantors existing as of the date hereof and shall not decrease its ownership percentage in each Additional Guarantor pursuant to Section 5.13 after the date hereof, as such ownership exists at the time such Additional Guarantor becomes a Guarantor hereunder.

         SECTION 5.15 Interest Rate Protection. The Company shall enter into and maintain until the Commitment Termination Date an agreement providing for payments which are related to fluctuations of interest rates by which the Company is protected against changes in the variable rates of interest payable on its indebtedness as to a notional amount of approximately fifty percent (50%) of Senior Funded Debt less the aggregate outstanding amount of Subordinated Debt with one or more Lenders.

         SECTION 5.16 Cost of Products Sold. The Company shall calculate Cost of Products Sold in a manner consistent with its calculations prior to the Closing Date and shall include in such calculation all of the line items set forth on
Schedule 1.01.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, without the written consent of the Required Lenders (unless otherwise provided herein):

         SECTION 6.01 Limitation on Liens and Security Interests. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien or other encumbrance of any kind on any of its properties or assets, real or personal, wherever located, including assets hereafter acquired, except

         (a) Liens existing on the date hereof and described on Schedule 6.01;

         (b) Liens in favor of the Agent;

         (c) Liens for Taxes not yet payable or being contested in good faith and by appropriate proceedings;

         (d) deposits or pledges to secure payments of workmen's compensation, unemployment insurance, old age pension and other social security obligations;

         (e) mechanics', carriers', workmen's, repairmen's, landlord's, or other Liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 60 days, or which are being contested in good faith by appropriate proceedings;

         (f) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of the business of the Company or any of its Subsidiaries;

         (g) deposits to secure, or in lieu of, surety and appeal bonds to which the Company or a Subsidiary of the Company is a party;

         (h) deposits in connection with the prosecution or defense of any claim in any court or before any administrative commission or agency;

         (i) Liens arising out of judgments or awards with respect to which the Company or a Subsidiary of the Company at the time shall in good faith be diligently prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

         (j) purchase money security interests, and leases in the nature thereof, for equipment and machinery or mortgages for real estate, in each case purchased in the ordinary course of business and to be used in the conduct of its business, provided that any such security interest or mortgage secures only the repayment of the purchase price of such machinery, equipment or real estate and any such lease obligations do not exceed the purchase price of such machinery, equipment or real estate;

         (k) Liens on fixtures in connection with existing mortgages on real property or mortgages permitted hereunder;

         (l)   zoning  restrictions,   easements,  licenses,   reservations  and
restrictions on the use of real property or minor irregularities thereto that do not materially detract from the use thereof or the assets of the Company; and

         (m) Liens incurred on pledges or deposits in connection with workers' compensation, unemployment insurance, old age or Social Security benefits.

         SECTION 6.02 Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, other than:

              (a) Indebtedness evidenced by this Agreement and by the Notes;

              (b) Indebtedness outstanding on the date hereof which is set forth on Schedule 4.07 hereto and any refinancings thereof in a principal amount equal to, and on terms and conditions substantially similar to, such Indebtedness, as reasonably determined by the Agent and Indebtedness to be issued after the Closing Date pursuant to the Third Amendment to Senior Subordinated Debt in aggregate amount not to exceed $5,000,000;

              (c) secured  Indebtedness to the extent permitted by clause (j) of
         Section 6.01 above;

              (d) unsecured current liabilities (not resulting from any borrowing) incurred in the ordinary course of business for current purposes and not represented by a promissory note or other evidence of indebtedness;

              (e) Indebtedness related to interest rate swaps or hedges, or to hedge the Company's variable interest rate exposure;

              (f) Indebtedness incurred and consented to in writing by the Lenders; or

              (g) Indebtedness incurred by the Company to make acquisitions that are permitted by Section 6.08(b), in the form of notes issued to the seller of the stock or assets, which notes shall be subordinated to the Obligations on terms and conditions satisfactory to the Lenders.

         SECTION 6.03 Compliance with ERISA. The Company shall not take or fail to take, or permit any of its Subsidiaries or ERISA Affiliates to take or fail to take, any action with respect to a Plan including, but not limited to, (i) establishing any Plan, (ii) amending any Plan, (iii) terminating or withdrawing from any Plan, or (iv) incurring an "amount of unfunded benefit liabilities", as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could have a Materially Adverse Effect, result in a Lien on the property of the Company or any of its Subsidiaries or require the Company or any of its Subsidiaries to provide any security, except to the extent permitted pursuant to Section 6.01 hereof.

         SECTION 6.04 Sale and Leaseback. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any other entity whereby such other entity leases assets sold or otherwise transferred to it by the Company or such Subsidiary.

         SECTION 6.05 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to:

         (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any affiliate of the Company or any of its Subsidiaries (but excluding any affiliate which is the Company or any of its Subsidiaries), other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtained by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an affiliate.

         (b) Convey or transfer to any other Person (including the Company or any of its Subsidiaries) any real property, buildings, or fixtures used in the manufacturing or production operations of the Company or any of its Subsidiaries, or convey or transfer to the Company or any of its Subsidiaries any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

         SECTION 6.06 Guaranties. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any guaranties other than:

         (a) endorsements of instruments for deposit or collection in the ordinary course of business; or

         (b) guarantees of Indebtedness owed by any Consolidated Company to another Consolidated Company.

         SECTION 6.07 Limitations on Payment Restrictions. Except as provided under the Senior Subordinated Debt, the Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of the Company or any of its Subsidiaries to (i) pay dividends or make any other distributions on stock of the Company or any of its Subsidiaries, (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or (iii) transfer any of its property or assets to the Company or any of its Subsidiaries except any consensual encumbrance or restriction existing under the Loan Documents.

         SECTION 6.08 Merger; Joint Ventures; Sale of Assets; Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to:

         (a) merge or consolidate with any other entity, except the foregoing restrictions shall not be applicable to:

              (i) mergers or consolidations of (x) any Subsidiary with any other Subsidiary which is a Guarantor or (y) any Subsidiary with the Company; or

             (ii) mergers or consolidations in which any Person engaged in business in which the Company is engaged as of the Closing Date or substantially related thereto merges or consolidates with the Company or any of its Subsidiaries where the surviving corporation is the Company or such Subsidiary;

         (b) purchase, lease or otherwise acquire for cash, stock or other consideration, the stock of any Person or all or any substantial portion of the assets of any Person, provided, that the Company may acquire stock or all or a substantial portion of the assets of a Person if the purchase price for all such acquisitions, whether in cash, stock or other consideration, does not exceed $1,000,000 in the aggregate; or

         (c) enter into a partnership or joint venture with any other entity; provided, however, that so long as no Event of Default has occurred, the Company or any of its

Subsidiaries may request that the Required Lenders consent to its entering into a partnership or joint venture for the purposes of carrying on its business; or

         (d) sell, lease, transfer or otherwise dispose of any assets, except that this Section 6.08 shall not prohibit any disposition of (i) any asset if on the date such asset is sold, the Asset Value of all asset sales occurring after the Closing Date, taking into account the Asset Value of the proposed asset sale, would not exceed on an aggregate basis five percent (5%) of the Consolidated Net Worth of the Company and its Subsidiaries on the Closing Date and such sale is in the ordinary course of business, (ii) any obsolete or retired property not used or useful in its business (such assets to include high-pressure tanks, motorized vehicles, including cars and trucks, and lines of business other than carbon dioxide that may be obtained by the Company as part of the group of assets of any corporation or other business entity the Company may acquire) or (iii) certain other sales to be agreed upon in writing by the Company and the Required Lenders.

         SECTION 6.09 Dividends; Loans, Advances.

         (a) In any fiscal year of the Company, the Company shall not pay or declare any cash dividends on any of its capital stock.

         (b) The Company shall not, and shall not permit any of its Subsidiaries to, make, permit or hold any loans or advances (not including accounts receivable) to any Person, other than:

              (i) Investments in Subsidiaries existing on the Closing Date;

             (ii) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

            (iii) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

             (iv) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by any Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

              (v) Investments made by Plans;

             (vi) advances made by the Company or any of its Subsidiaries to its
                                       56
         employees during the ordinary course of business, and loans made by the Company to its employees to allow such employees to purchase stock of the Company (such loans to be evidenced by a promissory note and pledged to the Agent pursuant to the terms of the Security Documents); provided that the aggregate total of such advances made by the Company to its employees under this Subsection shall not exceed $1,000,000 at any time; and

            (vii) deposits made by the Company in connection with acquisitions of other business entities.

         SECTION 6.10 Nature of Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business or businesses other than those engaged in by the Company or such Subsidiary on the date hereof; provided, however, that nothing herein contained shall prevent the Company or any of its Subsidiaries (i) from expanding the location of its business or businesses in the United States, (ii) from ceasing or omitting to exercise any rights, licenses, permits, or franchises which in good faith in the judgment of the Company or such Subsidiary can no longer be profitably exercised, or (iii) from engaging in a business or businesses that are ancillary to those engaged in by the Company or such Subsidiary on the date hereof.

         SECTION 6.11 Sale of Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of capital stock of or other ownership interest in any Subsidiary of the Company (except in connection with any acquisition, merger or consolidation permitted by Section 6.08), or permit any Subsidiary of the Company to issue any additional shares of its capital stock or other incidents of ownership, except on a pro rata basis to all its stockholders, partners or owners, as the case may be and provided that any such additional shares of capital stock or other incidents of ownership issued to the Company, any Guarantor or Additional Guarantor are pledged to the Agent.

         SECTION 6.12 Negative Pledges. The Company shall not, and shall not permit any of its Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, except that this Section 6.12 shall not apply to (i) any covenants contained in this Agreement or the Security Documents, (ii) the covenants contained in
Section 8.02 of the Senior Subordinated Note Purchase Agreement, and (iii) covenants and agreements made in connection with Liens described in Section 6.01(j) but only if such covenant or agreement applies solely to the specific machinery, equipment or real estate to which such Lien relates.

         SECTION 6.13 Creation of Subsidiaries. Neither the Company nor any of its Subsidiaries shall create or acquire any other Subsidiary or any other affiliate after the Closing Date.

         SECTION 6.14 Prepayments Under and Amendment of Other Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, make any prepayments under any Subordinated Debt document or amend or waive any material terms or conditions under any Subordinated Debt document, or repurchase any notes issued in connection with any Subordinated Debt without the written consent of the Required Lenders, provided that no such consent shall be required with respect to the cancellation or reduction by the Company of any Commitment of the investors party to the Senior Subordinated Note Purchase Agreement to purchase additional Senior Subordinated Debt in excess of the $10,000,000 pursuant to the Third Amendment to Senior Subordinated Debt, after the date hereof.

         SECTION 6.15 Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures during any period in excess of the amount listed for such period on Annex B attached hereto.


                                  ARTICLE VII

                               FINANCIAL COVENANTS

         So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, without the consent of the Required Lenders:

         SECTION 7.01 Senior Debt Coverage Ratio. The Company shall not permit the Senior Debt Coverage Ratio as of the last day of each fiscal quarter to be greater than (i) 3.65 to 1.00 for the period beginning on the Closing Date through and including June 30, 1999; (ii) 3.35 to 1.00 for the period beginning July 1, 1999 through and including September 30, 1999; (iii) 3.00 to 1.00 for the period beginning October 1, 1999 through and including March 31, 2000; (iv)
2.75 to 1.00 for the period beginning April 1, 2000 through and including June 30, 2000; and (v) 2.50 to 1.00 thereafter.

         SECTION 7.02 Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter of the Company to be less than (i) 1.30 to 1.00 for the period beginning on the Closing Date through and including June 30, 1999; (ii) 1.50 to 1.00 for the period beginning July 1, 1999 through and including September 30, 1999; (iii) 1.75 to 1.00, for the period beginning October 1, 1999 through and including December 31, 1999;
(iv) 2.25 to 1.00 for the period beginning January 1, 2000 through and including March 31, 2000; (v) 2.50 to 1.00 for the period beginning April 1, 2000 through and including June 30, 2000; and (vi) 2.75 to 1.00 thereafter.

         SECTION 7.03 Senior Debt Leverage Ratio. The Company shall not permit the Senior Debt Leverage Ratio as of the last day of any fiscal quarter to be greater than 0.50 to 1.00.

         SECTION 7.04 Minimum Net Worth. The Company shall at all times maintain its Net Worth greater than the Minimum Net Worth, equal to (i) $45,000,000, plus
(ii) fifty percent (50%) of the cumulative Consolidated Net Income for each fiscal quarter beginning after the fiscal quarter ending on March 31, 1999 (specifically not including any Consolidated Net Loss for any fiscal quarter), plus (iii) the cumulative net proceeds of all equity offerings made by the Company after the Closing Date.


                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.01 Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

         (a) The Company shall fail to pay any principal amount owing when due pursuant to this Agreement or the Notes; or

         (b) The Company shall fail to pay any interest, fees, or any other amounts owing pursuant to this Agreement or the Notes within three (3) Business Days of the due date thereof; or

         (c) The Company shall fail to perform or observe any covenant or agreement contained in Section 5.02 , Section 5.04 or Section 6.03, if remaining unremedied for a period of ten (10) days after (x) an Executive Officer becomes aware of such failure or (y) the Agent or any Lender gives notice to the Company as provided under Section 10.03; or

         (d) The Company shall fail to perform or observe any covenant or agreement contained in Section 5.11, Article VI (other than Section 6.03) and
Article VII; or

         (e) The Company shall fail to perform or observe any other covenant or agreement set forth in this Agreement, other than those referred to in clauses
(a), (b), (c) and (d) above, and (to the extent such failure can be remedied) such failure of performance shall not be remedied within thirty (30) days after the earlier of the date on which (1) the Company obtains knowledge thereof and
(2) written notice thereof has been given by the Agent to the Company; or

         (f) Any representation, warranty or statement made by or on behalf of the Company or any Guarantor to the Agent or any Lender in this Agreement, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Guarantor Security Agreement, the Guarantor Pledge Agreement, the Guarantor Trademark Security Agreement, the Mortgage and the Assignment of Leases shall be in any respect incorrect, false or misleading as of the time at which such representation or warranty was given, or any representation, warranty or statement made by or on behalf of the Company or any Guarantor to the Agent or any Lender in any other Loan Documents or in any financial statement, report or certificate furnished pursuant to this Agreement shall be in any material respect incorrect, false or misleading as of the time at which such representation, warranty or statement was made; or

         (g) The Company or any of its Subsidiaries fails to make any payment as and when such payment is due upon any Indebtedness having an aggregate unpaid principal balance in excess of $250,000, other than Indebtedness owing or arising pursuant to this Agreement and the Notes, or any other default, event or condition shall have occurred or exist with respect to any such other Indebtedness, or under any agreement or instrument evidencing, securing or related to such other Indebtedness, the effect of which is to cause, or to permit the holder or owner of such Indebtedness to cause, such Indebtedness or any portion thereof, to become due prior to its stated maturity date or prior to its regularly scheduled dates of payment; or

         (h) The Company or any of its Subsidiaries defaults in the observance or performance of any Material Contract; or

         (i) The Company or any of its Subsidiaries makes an assignment for the benefit of its creditors or files a voluntary petition seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         (j) Any involuntary petition is filed against the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall remain undismissed for a period of sixty (60) days or the Company approves, consents or acquiesces thereto; or

         (k) The Company incurs any liability or is exposed to any potential liability under any employee benefit plan that has or would have a Materially Adverse Effect; or

         (l) Final judgment for the payment of money in excess of $250,000 (not fully covered by insurance) or otherwise having a Materially Adverse Effect shall have been rendered against the Company or any of its Subsidiaries and the same shall have remained unpaid, unstayed on appeal, undischarged, or undismissed for a period of sixty (60) days, or such longer period as may be permitted by Applicable Law, during which execution may not be made, provided no judgment Lien has attached or continues to attach to the assets of the Company or such Subsidiary during such longer period; or

         (m)  Any Change in Control occurs; or

         (n) Edward M. Sellian shall cease to function as the Company's chief executive officer or chairman of the board or shall cease to devote his full time and attention thereto (other than due to his death or disability); or

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

         (o) Any change occurs which has had or could reasonably be expected to have a Materially Adverse Effect.

         SECTION 8.02 Remedies on Default.

         (a) Upon (i) the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 8.01(i) or (j)) and
(ii) the receipt of written instructions by the Agent from any Lender, the Agent shall (x) terminate all obligations of the Lenders to the Company, including, without limitation, the Commitments and all obligations to make Advances under this Agreement, and (y) declare the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) and all other Obligations immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

         (b) Upon the occurrence of an Event of Default under Section 8.01(i) or
(j)  all  obligations  of  the  Lenders  to  the  Company,  including,   without
limitation, the Commitments, shall terminate automatically and the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) and all other Obligations shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

         (c) Upon the occurrence of an Event of Default and acceleration of the Notes as provided in (a) or (b) above, each of the Lenders and the Agent, or any of them, may pursue any remedy available under this Agreement, the Notes, the Security Documents or any other Loan Document, or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lenders under the Loan Documents and otherwise may be exercised shall be determined by the Required Lenders.

         (d) Regardless of how each Lender may treat the payments for the purpose of its own accounting, for the purpose of computing the Company's obligations hereunder and under the Notes, no application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or under applicable law.


                                   ARTICLE IX

                                    THE AGENT

         SECTION  9.01  Appointment  and   Authorization.   Each  Lender  hereby
designates SunTrust as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or by the acceptance of a Revolving Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Revolving Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

         SECTION 9.02 Nature of Duties of the Agent. The Agent shall have no duties or responsibilities to the other Lenders except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. The Agent agrees to give each Lender prompt notice of the Agent's receipt from the Company of any notice under this Agreement.

         SECTION 9.03  Lack of Reliance on the Agent.

         (a) Each Lender agrees that, independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents or employees of the Agent or of any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the taking or not taking of any action in connection with this Agreement and the other Loan Documents, including the decision to enter into this Agreement, and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

         (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or any other Loan Documents or the financial condition of the Company or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Documents, or the financial condition of the Company or its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

         SECTION 9.04  Certain Rights of the Agent.

         (a) If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders; provided, however, that the Agent shall not be required to act or not act in accordance with any instructions of the Required Lenders if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to Applicable Law.

         (b) The Agent may assume that no Event of Default has occurred and is continuing, unless the Agent has received notice from the Company stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

         (c) If the Agent has notice, or has received notice, that an Event of Default has occurred and is continuing, the Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Required Lenders, provided that the Agent shall not be required to act or not act if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to Applicable Law, and provided further, that if the Required Lenders fail, for five days after the receipt of notice from the Agent, to instruct the Agent, then the Agent, in its discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders and shall be fully protected in so acting.

         SECTION 9.05 Liability of the Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Agent and its directors, officers, agents, and employees:

         (a) may treat the payee of any Revolving Note as the holder thereof until the Agent receives notice of the assignment or transfer thereof in form satisfactory to the Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the obligations due to such Lender for all purposes of this Agreement and the other Loan Documents until the Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Agent, signed by such Lender;

         (b) may consult with outside legal counsel (including King & Spalding), in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it with reasonable care, or with legal counsel, independent public accountants, or other experts for the Company, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

         (c) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

         (d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by the Company or any of its Subsidiaries or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of the Company or any of its Subsidiaries or other Person;

         (e) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

         (f) will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, document, statement, telex, telecopier message or other instrument or writing believed by it or them to be genuine and to have been signed, sent or made by the proper Person; and

         (g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including, without limitation, payment of principal and interest on the Revolving Notes, Advances and other amounts; provided that promptly upon discovery of such an error in computation, the Agent, the Lender and (to the extent applicable) the Company shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

         SECTION 9.06 Indemnification. Each Lender shall, ratably in accordance with the respective outstanding principal amount of its Advances, indemnify and hold the Agent and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure by the Company to pay the obligations due to the Lenders hereunder or under the Revolving Notes) or any action taken or not taken by it as Agent thereunder, except for the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) or enforcement of the Loan Documents, to the extent that the Company is required to pay that cost or expense but fails to do so upon demand.

         SECTION 9.07 Agent and Affiliates. SunTrust (and each successor Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "the Lenders" or "Lender" includes SunTrust in its individual capacity. SunTrust (and each successor Agent) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company and any Affiliate of the Company, as if it were not the Agent and without any duty to account therefor to the Lenders. SunTrust (and each successor Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs, expenses and fees as the Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein. This Agreement shall not be deemed to constitute a joint venture or partnership among the Lenders.

         SECTION 9.08 Successor Agent. The Agent may resign as such at any time by written notice to the Company and the Lenders, to be effective upon a successor's acceptance of appointment as Agent. In such event, the Required Lenders shall appoint a successor Agent or Agents who must be from among the Lenders; provided that the Agent shall be entitled to appoint a successor Agent from among the Lenders, subject to acceptance of appointment by that successor Agent if the Required Lenders have not appointed a successor Agent within thirty
(30) calendar days after the date the Agent gave notice of resignation or was removed; and provided further that if no such successor Agent is appointed from among the Lenders, an Agent who is not a Lender may be appointed, which shall be a bank organized under the laws of the United States of America or any State thereof, or any affiliate of such bank, having a combined capital and surplus of at least $500,000,000. Upon a successor's acceptance of appointment as Agent the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Agent under the Loan Documents, and the resigning Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents.


                                   ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01 Survival. All covenants, agreements, warranties and representations made herein, in the other Loan Documents, or in any certificates or other documents delivered in connection with this Agreement by or on behalf of the Company or any Guarantor shall survive the advances of money made by the Lenders to the Company hereunder and the delivery of this Agreement and the other Loan Documents, and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Company, the Guarantors, the Lenders, the Agent, and their respective successors and assigns, whether or not so expressed, provided, however, that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of each of the Lenders.

         SECTION 10.02 Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company, any Guarantor or any Subsidiary of the Company therefrom, may in any event be effective unless in writing signed by the Required Lenders, and then only in the specific instance and for the specific purpose given; provided, however, that without the approval in writing of all Lenders, no amendment, modification, supplement, termination, waiver, or consent may be effective:

         (a) to amend or modify the principal of, the rate of interest payable on, or any fees with respect to, any Lender's Note, the Fees or the amount of any Lender's Commitment;

         (b) to postpone any date fixed for any payment of principal of, or any installment of interest on, any Lender's Notes or the Fees, or to extend the term "Commitments" of any Lender's Commitment;

         (c) to amend or modify the definitions of "Borrowing Base", "Cost of Products Sold", "EBITDA Multiple", "Gross Margin", "Gross Margin Factor", "Revolving Loan Commitment" or "Required Lenders", to amend or modify Schedule 1.01, or the provisions of Section 10.07 or of this Section 10.02;

         (d) to release any of the Collateral pledged to the Agent for the benefit of, inter alia, the Agent or the Lenders pursuant to the Security Documents to secure the Obligations, if any Obligations are outstanding or any Commitment has not been terminated;

         (e) to consent to the existence of any other lien, security interest or encumbrance on the Collateral except as otherwise permitted herein;

         (f) to subordinate any of the Obligations or the Commitments to any other indebtedness of the Company or any of its Subsidiaries; and

         (g) to release any Guarantor or to consent to the termination or modification of any Guaranty Agreement.

Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this Section 10.02 shall apply equally to, and shall be binding upon, all Lenders and the Agent.

         SECTION 10.03 Notices. All notices, consents, demands and other communications provided for hereunder, unless otherwise provided, shall be in writing and mailed, sent by facsimile transmission or delivered to the parties hereto addressed as follows or at such other address as shall be designated by any party in a written notice to the other party hereto:

                        If to the Company:

                        NuCo2 Inc.
                        2800 SE Market Place
                        Stuart, Florida 34997
                        Attn: Ms. Joann Sabatino
                        Chief Financial Officer
                        Telecopier No.: (561) 221-1690
                        Confirmation No.: (561) 221-1754

                        with a copy to:

                        Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                        New York, New York  10022
                        Attn: Steven Wolosky, Esq.
                        Telecopier No.: (212) 755-1467
                        Confirmation No.: (212) 753-7200

                        If to the Agent:

                        SunTrust Bank, South Florida, National Association 501 E. Las Olas Blvd.
                        Ft. Lauderdale, Florida  33301
                        Attn:  Corporate Banking Department
                        Telecopier No.: (954) 765-7301
                        Confirmation No.: (954) 765-7152

                        with a copy to:

                        King & Spalding
                        191 Peachtree St.
                        Atlanta, Georgia 30303
                        Attn:  G. Lemuel Hewes, Esq.
                        Telecopier No.:   404-572-5149
                        Confirmation No.: 404-572-4862

         If to a Lender:

         The address, telecopier and confirmation numbers set forth opposite its name on the signature pages hereof.

         All notices that are sent by facsimile transmission or are hand delivered shall be deemed to be delivered upon receipt. All notices which are mailed shall be mailed first class certified mail--return receipt requested, postage prepaid, and shall be deemed delivered upon actual receipt or three days after being deposited in the mail, whichever shall occur first.

         The parties hereto agree that their signatures by facsimile shall be effective and binding upon them as though executed in ink on paper, and that the parties shall exchange original ink signatures promptly following any such delivery by facsimile.

         SECTION 10.04 Severability; Time of Essence. Every provision of this Agreement and the other Loan Documents are intended to be severable. If any term or provision of this Agreement or the Loan Documents, or any other document delivered in connection herewith shall be unenforceable in any respect, the enforceability of the remaining provisions shall not thereby be affected. Time is of the essence of this Agreement and the other Loan Documents.

         SECTION 10.05 Governing Law; Submission to Jurisdiction.

         (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS CONTEMPLATED HEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing herein shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         SECTION 10.06 Payment of Costs. The Company shall pay all reasonable costs, expenses, taxes and fees incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the term sheet and the Commitment Letter relating to this Agreement, the Security Documents and all other Loan Documents, including, without limitation, all of the reasonable professional fees and expenses of King & Spalding, special counsel to the Agent, as set forth in the Commitment Letter.

         SECTION 10.07 Indemnity. The Company agrees to protect, indemnify and save harmless the Agent and each Lender, and all directors, officers, employees and agents of the Agent and each Lender, from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any person or entity not a party to this Agreement and arising from or related or incident to this Agreement or any other Loan Document, (ii) costs and expenses incident to the defense of such claims, demands and causes of action, including, without limitation, reasonable attorneys' fees, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action, provided such claims, costs and liabilities are not the result of the gross negligence or willful misconduct of such Agent or such Lender. The indemnity contained in this Section shall survive the termination of this Agreement.

         SECTION 10.08 Benefit of the Agreement.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders, and no such assignment or transfer of any such obligations shall relieve the Company of its obligations hereunder unless each Lender shall have consented to such release in a writing specifically referring to the obligation from which the Company is to be released.

         (b) Any Lender may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender. Any Lender may at any time assign all or any portion of its rights in this Agreement and the Revolving Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (c) Each Lender may assign or delegate all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of any of its Commitments and the Advances at the time owing to it and the Revolving Notes held by it) to another financial or lending institution or entity; provided, however, that (i) the Agent and the Company must give their prior written consent to such assignment (which consent, in the case of the Company, shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender or, in the case of the Company, unless an Event of Default has occurred and is continuing, (ii) such assignment or delegation is complete or is in minimum increments of $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment Agreement, and, together with a Revolving Note or Revolving Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. The Company shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender (other than the Agent) in connection with such assignment. From and after the effective date specified in each Assignment Agreement, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment Agreement, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Revolving Note or Revolving Notes, a new Revolving Note or Revolving Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Revolving Note or Revolving Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Revolving Note or Revolving Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated the date of the surrendered Revolving Note or Revolving Notes which they replace, and shall otherwise be in substantially the form attached hereto.

         (d) Each Lender may from time to time sell or otherwise grant participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Advances owing to it and the Revolving Notes held by it) to another financial or lending institution or entity, whereupon the holder of any such participation, if the participation agreement so provides, shall be entitled to all of the rights of a Lender hereunder; provided, however, that (i) the Agent must give its prior written consent to such participation unless such participation is to an Affiliate of such Lender, (ii) such selling Lender's obligations under this Agreement shall remain unchanged, (iii) such selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the Company, the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Company relating to the Advances and to approve any amendment, modification or waiver of any provisions of this Agreement or the other Loan Documents. Any Lender selling a participation hereunder shall provide prompt written notice to the Company of the name of such participant.

         SECTION 10.09 Subordination of Indebtedness. Any Indebtedness of any Guarantor now or hereafter owed to the Company is hereby subordinated in right of payment to the payment by such Guarantor of its Guaranty Obligations such that if a default in the payment of the Obligations shall have occurred and be continuing, any such Indebtedness of such Guarantor owed to the Company, if collected or received by the Company, shall be held in trust by the Company for the holders of the Obligations and be paid over to the Lenders and the Agent for application of such Guarantor's Guaranty Obligations.

         SECTION 10.10 Maximum Interest Rate. Nothing contained in this Agreement or any Note shall require the Company to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable to any Lender for any period would exceed the Maximum Permissible Rate, such interest shall be reduced automatically to the maximum amount that will not exceed the Maximum Permissible Rate, and interest payable to any Lender for any subsequent period, to the extent less than the Maximum Permissible Rate, shall, to that extent, be increased by the aggregate amount of all such reductions.

         SECTION 10.11 Entire Agreement. This Agreement and the other Loan Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto, including, without limitation, the Commitment Letter, which is expressly superseded hereby; provided, however, that the indemnities of the Company in favor of the Lenders and SunTrust Equitable Securities Corporation contained in the Commitment Letter shall survive the execution and delivery of this Agreement. The execution of this Agreement and the other Loan Documents by the Company was not based upon any facts or materials provided by the Agent or any Lender, nor was the Company or any Guarantor induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by the Agent or any Lender.

         SECTION 10.12 Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Lender, and each of its branches and offices, is hereby authorized by the Company, at any time and from time to time, without notice to the Company (i) to set off against, and to appropriate and apply to the payment of the Obligations (in each case whether matured or unmatured) any and all amounts owing by such Lender, or any such office or branch, to the Company (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and Guaranty Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect. Each Lender shall give the Company notice of its intention to exercise its rights under this Section 10.12; provided, however, that failure by such Lender to give the Company notice shall not prevent such Lender from exercising its rights as provided in this Section. The Company, to the fullest extent it may effectively do so under Applicable Law, agrees that any holder of a participation in any Advance may exercise rights of set-off and counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

         SECTION 10.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         SECTION 10.14 Replacement Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of any indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company shall execute and deliver, in lieu thereof, a replacement note identical in form and substance to such Note and dated as of the date of such Note, and upon such execution and delivery of the replacement note all references in this Agreement and in all other Loan Documents to the Note shall be deemed to refer to such replacement note.

         SECTION 10.15 Release. In consideration of the Agent's and the Lenders' agreement to enter into this Agreement and to establish the Commitments hereunder, the Company hereby (a) releases, acquits and forever discharges the Agent and the Lenders, their respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns
(collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that the Company may have or claim to have against the Agent and the Lenders which might arise out of or be connected with any act of commission or omission of the Agent or the Lenders existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Loan Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this Agreement (the "Released Claims") and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims.

         WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.


                                                     NUCO2 INC.,
                                                     a Florida corporation


Address:                                       By: /s/ Joann Sabatino
c/o NuCo2 Inc.                                     -----------------------------
2800 S.E. Market Place                             Joann Sabatino
Stuart, Florida 34997                              Chief Financial Officer
                                                   and Treasurer


                                                   Attest: /s/ Eric M. Wechsler
                                                           --------------------
                                                           Eric M. Wechsler
                                                           General Counsel and
                                                           Secretary






               [SIGNATURE PAGE TO THE REVOLVING CREDIT AGREEMENT]

                                        SUNTRUST BANK, SOUTH FLORIDA,
                                        NATIONAL ASSOCIATION,




                                        By: /s/ Russell E. Burnette
                                            ----------------------------------
                                           Russell E. Burnette
                                           Vice President


               [SIGNATURE PAGE TO THE REVOLVING CREDIT AGREEMENT]

                                        BANK AUSTRIA CREDITANSTALT
                                        CORPORATE FINANCE, INC.,
                                        individually and as Documentation Agent



                                        By: /s/ Scott Kray
                                            ------------------------------------
                                            Name:  Scott Kray
                                            Title: Vice President




                                        By: /s/ Gary W. Andresen
                                            ------------------------------------
                                            Name:  Gary W. Andresen
                                            Title: Associate


               [SIGNATURE PAGE TO THE REVOLVING CREDIT AGREEMENT]

                                        BANK-LEUMI LE-ISRAEL B.M.,
                                        MIAMI AGENCY


                                        By: /s/ Stephen Hanas
                                            -----------------------------------
                                            Name:  Steven Hanas
                                            Title: Vice President








               [SIGNATURE PAGE TO THE REVOLVING CREDIT AGREEMENT]

                                        THE PROVIDENT BANK


                                        By: /s/ Nick Jeviz
                                            -----------------------------------
                                            Name:  Nick Jeviz
                                            Title: Vice President








               [SIGNATURE PAGE TO THE REVOLVING CREDIT AGREEMENT]